                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            COLONY-KW PARTNERS, L.P.





     AGREEMENT dated as of June 5, 1998 by and among COLONY-KW GENPAR LTD., a British Virgin Islands limited company having an office at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, and any successor and assign permitted pursuant to this Agreement (hereinafter called "Colony General Partner"), COLONY-KW, L.P., a Delaware limited partnership having an office at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, and any successor and assign permitted pursuant to this Agreement (hereinafter called "Colony Limited Partner" and, collectively with Colony General Partner, the "Colony Partners"), KW JAPAN INVESTMENTS, INC., a Delaware corporation having an office at c/o The United States Corporation Company, CSC-Wilmington, 1013 Centre Road, Wilmington, Delaware 19805, and any successor and assign permitted pursuant to this Agreement (hereinafter called "KWI Limited Partner") and EBISU INVESTORS I, LLC, a Delaware limited liability company having an office at c/o The United States Corporation Company, CSC-Wilmington, 1013 Centre Road, Wilmington, Delaware 19805 (hereinafter called "KWI Special Limited Partner" and, collectively with KWI Limited Partner, the "KWI Partners").


                                    RECITALS

     A. The Partners wish to form the Partnership pursuant to the terms of the Uniform Act for the purposes set forth in Section 2.2 below.

     B. In accordance with the terms and conditions of this Agreement, KWJ Management (as hereinafter defined), a Related Entity of the KWI Partners, will source opportunities to acquire Japanese loans and real estate investments (the "Investments") and will present such opportunities to Colony General Partner for Colony General Partner's review and approval. Upon Colony General Partner's approval, in its sole discretion, of a proposed Investment, the Partnership will underwrite, finance, own and dispose of such Investments and KWJ Management under the direction of the Partnership will be responsible for the day-to-day management of the Investments, all in accordance with this Agreement and the approved Partnership Budget and Operating Plan and the applicable Investment Budgets, Investment Plans and the Management Agreement (as such terms are hereinafter defined).

     C. In accordance with the terms and conditions of this Agreement, the Partners will commit to provide equity or loans to fund all or a portion of the costs and expenses in connection with sourcing, underwriting, financing, owning and disposing of the Investments.

     D. The Partners wish to enter into this Agreement to set forth their agreements with respect to the Partnership and the matters set forth herein.

     E. Capitalized terms used herein but not otherwise defined above shall have the meaning ascribed to them in Article 1 below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants herein contained, the Partners hereby agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

     "Accountant" - As defined in Section 13.3.


     "Acquisition Fee" - The acquisition fees payable by the Partnership and/or the Investment Entities, as the case may be, in connection with the acquisition management services to be provided by KWJ Management pursuant to the Management Agreements. [*]

     "Adjusted  Capital  Account  Deficit" - With  respect to any  Partner,  the


[*] = redacted text

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deficit balance,  if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i)Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5).

          (ii)Debit to such Capital  Account the items  described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

Except as otherwise modified herein, the foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Agreement" - This Agreement of Limited Partnership of "Colony-KW Partners, L.P.", as amended or otherwise modified from time to time.

     "Alternative Investment" - As defined in Section 7.6.

     "Asset Management Fee" - The asset management fees payable by the Partnership and/or the Investment Entities, as the case may be, in connection with the asset management services to be provided by KWJ Management pursuant to the Management Agreements. [*]

     "Assets" - The Investment Entity Assets and, to the extent not duplicative, the Partnership Assets.

     "Business Day" - Any day except a Saturday, a Sunday, or a legal holiday on which banks are required or permitted to be closed in Los Angeles, California or New York, New York.

     "Capital Account" - The Capital Account maintained for each Partner pursuant to Section 5.4.

     "Capital Contributions" - With respect to any Partner, the amount of cash and the initial Gross Asset Value of any other property or contract rights contributed or deemed contributed to the capital of the Partnership by or on behalf of such Partner reduced by the amount of any liability assumed by the Partnership relating to such property and any liability to which such property is subject (including, without limitation, Investment Contributions), provided that in no event shall Capital Contributions include or be deemed to include any In Lieu Of Loan.

     "Cash  Available for  Distribution" - For each Fiscal Year or other period,
(a) all cash received by the Partnership from any source (including borrowings by the Partnership, Capital Contributions and proceeds of the sale, exchange or other disposition of the Partnership Assets) less (b) cash expended or then required for debts and expenses (including amounts due under Investment Loans and under any Partner Default Loans made by, or fees owed to, Partners and their Related Entities, but subject to any deferral of the repayment of the principal of such items), interest and principal payments on any indebtedness, capital expenditures, taxes, fees, Reserves or other requirements of the Partnership, in each case as determined by Colony General Partner pursuant to this Agreement.

     "Closing Date" - As defined in Article 11.

     "Code" - The Internal  Revenue  Code of 1986,  as amended from time to time
(or  any   corresponding   provisions  of  succeeding  law)  together  with  the
Regulations promulgated thereunder.

     "Colony General Partner" - As defined in the Preamble.

     "Colony Limited Partner" - As defined in the Preamble.

     "Colony Partners" - As defined in the Preamble.

     "Contributing Partner" - As defined in Section 5.3(a).

     "Contribution  Percentages"  - The  percentages  set  forth in  Schedule  2 hereto.

     "Control" - The ability (subject to the provisions of any applicable law) and the authority to take action and make decisions on behalf of a corporation, partnership, limited liability company or other entity or person.

     "Defaulting Partner" - As defined in Section 5.3(a).

     "Depreciation" - For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax


[*] = redacted text
depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, further, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a section of ERISA shall be deemed to include a reference to any amendatory or successor provision thereto.

     "Fiscal Year" - With respect to the Partnership, the taxable year of the Partnership for Federal income tax purposes.

     "Foreign Person" - Any person or entity that is not a "United States person" within the meaning of Code Section 7701(a)(30).

     "General Partner" - As defined in Section 4.1.

     "Gross Asset Value" - With respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

          (i)The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Partner and the General Partner; provided, however, that if the contributing Partner is the General Partner, the determination of the fair market value of a contributed asset shall require the consent of KWI Limited Partner;

          (ii)The Gross Asset Values of all Partnership Assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times: (a) the acquisition of more than a de minimis additional interest in the Partnership by any new or existing Partner; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property of the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii)The Gross Asset Value of any Partnership Asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is the General Partner, the determination of the fair market value of the distributed asset shall require the consent of KWI Limited Partner; and

          (iv)The Gross Asset Values of Partnership Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that the Gross Asset Values of Partnership Assets shall not be so adjusted to the extent that such Gross Asset Values were adjusted in connection with a transaction described in clause (ii) of this definition of Gross Asset Values.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to this provision, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

[*]

     "In Lieu Of Loan" - Any loan made by a Partner to the  Partnership  in lieu
of  a  portion  of  such  Partner's   Capital   Contribution  or  an  Investment
Contribution by such Partner in accordance with Section 5.2(e).

     "Investment Amount" - With respect to each Investment, the amount invested in such Investment, on an Investment Asset by Investment Asset basis, by the Partnership or an Investment Entity, as the case may be, as determined by Colony General Partner pursuant to Section 7.5(b).

     "Investment Asset" - With respect to each Investment, each individual Japanese loan or real estate investment to be included as part of an overall Investment.

     "Investment Budget" - With respect to each Investment, the budget, as may be amended from time to time, prepared by KWJ Management on an annual basis, and which will be subject to the approval of Colony General Partner pursuant to
Section 7.5. Each  Investment  Budget will set forth,  among other  things,  the


[*] = redacted text
anticipated Pre-Acquisition Costs for each Investment Asset included as part of such Investment and for the Investment as a whole, as well as the anticipated income to be derived from each such Investment Asset and from the Investment as a whole. Each Investment Budget will be reviewed on a quarterly basis to determine the accuracy of the budgeted amounts.

     "Investment CAD" - As defined in Section 9.1.

     "Investment Contributions" - With respect to any Partner, the amounts, if any, of Capital Contributions made to the Partnership by or on behalf of such Partner subsequent to the date hereof pursuant to Section 5.2 hereof.

     "Investment Entity" - Each limited liability company, limited partnership, corporation or other entity hereafter formed or created, if any, by the Partnership or the Partners for the purpose of pursuing an Investment, as provided in Sections 7.3 and 7.5(c).

     "Investment Entity Agreement" - For each Investment Entity, its agreement of limited partnership, operating agreement or other formation agreement, as applicable.

     "Investment Entity Assets" - The assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of any Investment Entity, including, without limitation, the applicable Investment.

     "Investment Loan" - With respect to each Investment, any financing obtained by the Partnership, pursuant to Section 5.2(b) for the acquisition of such Investment, in the form of acquisition and/or non-recourse and/or non-guaranteed financings, from a lender suitable to Colony General Partner, in amounts and on market terms and conditions which are reasonably acceptable to Colony General
Partner, in its sole and absolute discretion, all in accordance with the approved Partnership Budget and applicable Investment Budget.

     "Investment Plan" - With respect to each Investment, the investment plan for such Investment setting forth, among other things, the plan for the underwriting, financing, owning and disposing of each Investment Asset included as part of such Investment and for the Investment as a whole. Each Investment Plan will be prepared by KWJ Management on an annual basis and will be subject to the approval of Colony General Partner pursuant to Section 7.5.

     "Investments" - As defined in Recital "B".

     "IRR" - Internal rate of return based on quarterly compounding.

     "IRS" - The Internal Revenue Service or such other governmental agency which performs the functions that are performed as of the date of this Agreement by the Internal Revenue Service.

     "KWI Limited Partner" - As defined in the Preamble.

     "KWI Maximum Amount" - As defined in Section 5.2(a).

     "KWI Partners" - As defined in the Preamble.

[*]

     "KWI Special Limited Partner" - As defined in the Preamble.

     "KWJ Management" - Kennedy-Wilson Japan K.K., a Japanese affiliate of Kennedy-Wilson, Inc. and the KWI Partners, together with its wholly-owned subsidiaries.

     "Limited Partners" - As defined in Section 4.2.

     "Liquidating Partner" - As defined in Section 17.2(c).

     "Losses" - As defined in the definition of Profits.

     "Management Agreement" - A management agreement, in the form annexed hereto as Exhibit A, as amended from time to time, to be entered into by the
Partnership and/or the Investment Entities, as the case may be, and KWJ Management, pursuant to which KWJ Management will perform, or will delegate (without relieving KWJ Management of any of its obligations or responsibilities under the Management Agreement) to others that, under KWJ Management's supervision, will perform, among other things, management, leasing and sales agent duties and obligations in connection with the Investments, pursuant to, and in accordance with, the applicable Investment Plan and Investment Budget and this Agreement.

     "Management Fees" - The Acquisition Fees, the Asset Management Fees and the Incentive Fee, and all other fees payable to KWJ Management by the Partnership and/or the Investment Entities, as the case may be, pursuant to the Management Agreements.

     "Measuring Group" - As defined in Section 20.8.

     "Net Profits" - All revenues from all sources  received by the  Partnership


[*] = redacted text
less any and all fees (other than Incentive Fees), costs and expenses incurred by the Partnership in generating such revenues.

     "Nonrecourse Deductions" - As defined in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c) and 1.704-2(h).

     "Nonrecourse Liability" - As defined in Regulations Section 1.704-2(b)(3).

     "Notice" - As defined in Section 20.2.

     "Offer Notice" - As defined in Section 11(a).

     "Offer Price" - As defined in Section 11(a).

     "Offer Terms" - As defined in Section 11(a).

     "Offeree" - As defined in Section 11(a).

     "Offeror" - As defined in Section 11(a).

     "Offered Assets" - As defined in Section 11(a).

     "Operating Plan" - The operating plan of the Partnership setting forth, among other things, the plans for the acquisition, financing, managing and disposition of the Investments and other operating guidelines of the Partnership. The Operating Plan will be prepared by KWJ Management on an annual basis and will be subject to the approval of Colony General Partner pursuant to
Section 7.4. A copy of the Initial Operating Plan is annexed hereto as Exhibit C-1.

     "Original Partner Lender" - As defined in Section 5.2(e).

     "Partner Default Loan" - As defined in Section 5.3.

     "Partner Minimum Gain" - An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner    Nonrecourse    Debt"    -    As    defined    in    Regulations
Section 1.704-2(b)(4).

     "Partner   Nonrecourse    Deductions"   -   As   defined   in   Regulations
Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Partner Minimum Gain during such Fiscal Year attributable to such Partner Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent that such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Regulations Section 1.704-2(h) and 1.704-2(i).

     "Partners" - The Limited Partners and General Partners of the Partnership.

     "Partnership" - Colony-KW Partners, L.P., the Delaware limited partnership governed by this Agreement.

     "Partnership Assets" - The assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Partnership, including, without limitation, the Partnership's interest in each Investment and in the Investment Entities, if any, and all right, title, and interest, if any, held and owned by the Partnership in other entities.

     "Partnership Budget" - The Partnership operating budget for each Fiscal Year of the Partnership, as may be amended from time to time, to be prepared by KWJ Management on an annual basis, and which will be subject to the approval of Colony General Partner pursuant to Section 7.4. The Partnership Budget will set forth, among other things, all anticipated income, operating expenses and capital and other costs and expenses of the Partnership. A copy of the Initial Partnership Budget is annexed hereto as Exhibit C-2.

     "Partnership Interest" - As to any Partner, all of the interest of that Partner in the Partnership including, without limitation, such Partner's (i) right to an allocable share of the Profits and Losses of the Partnership and a distributive share of Cash Available for Distribution in accordance with Article 9 hereof, (ii) right to a distributive share of Partnership Assets and (iii) right to participate in the management of the business and affairs of the Partnership as provided for in this Agreement, provided that in no event shall the Partnership Interest of any Limited Partner include the right to participate in the control of the Partnership or the Partnership's business within the meaning of Section 17-303 of the Uniform Act.

     "Partnership Minimum Gain" - As defined in Regulations Section 1.704-2(d).

     "Percentage Interest" - With respect to any Partner and any Investment, the ratio of such Partner's Capital Contributions made in respect of such Investment to the aggregate Capital Contributions of all Partners made in respect of such Investment.

     "Person" - Any individual, partnership, corporation, limited liability company, trust or other entity.

     "Plan Assets Regulations" - As defined in Section 19.1.

     "Pooling Agreement" - As defined in Section 9.3.

     "Pre-Acquisition Costs" - With respect to any potential Investment, all third-party costs, fees, and expenses incurred in the review and consideration of such potential Investment, as approved by Colony General Partner.

     "Profits" and "Losses" - For each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction, or expenditure required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i)Any income of the Partnership that is exempt from Federal income tax or excluded from Federal gross income and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

          (ii)Any   expenditures   of  the   Partnership   described   in   Code
     Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;

          (iii)In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Asset for purposes of computing Profits or Losses;

          (iv)Gain or loss resulting from any disposition of any Partnership Asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such Asset differs from its Gross Asset Value;

          (v)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation;

          (vi)To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

          (vii)Notwithstanding any other provision of this Section, any items which are allocated pursuant to Section 8.2 shall not be taken into account in computing Profits or Losses; and

          (viii)Profits and Losses will be calculated separately for each Investment.

     "Promote Distributions" - With respect to any Investment, the amount of Investment CAD to be distributed to the KWI Partners pursuant to Section 9.1 in excess of the amounts that would be distributed to the KWI Partners pursuant to such Section if such distributions were to be made in accordance with the Percentage Interests of the KWI Partners.

     "Reasonable Consultation" or "Consult Reasonably" - A written or oral solicitation and consideration by one Person (the "First Person") of the position, views and opinions of another Person regarding a particular matter or topic; provided that the obligation of any First Person to consult with such other Person shall not require such First Person to obtain the consent of such other Person or to follow the directions or desires expressed by such other Person during any such consultation regarding such particular matter or topic; provided, further that the First Person shall not be liable in any way whatsoever for not following the directions or desires expressed by such other Person.

     "Regulations" - The income tax regulations promulgated under the Code as such regulations may be amended from time to time (including temporary regulations).

     "Related Entity" - With respect to any Partner, any other Partner, corporation, partnership, limited liability company, entity or person directly or indirectly Controlled by, Controlling or under common Control with such Partner and any director, officer, manager, executive employee, shareholder or partner of such Partner or other entity or person, which (i) in the case of the Colony Partners, on the date hereof includes Colony Capital, Inc., Colony Advisors, Inc., Colony Investors II, L.P. and Colony Investors III, L.P.; provided, however, that for purposes of this Agreement, the limited partners of Colony Investors II, L.P. or Colony Investors III, L.P. or of other funds formed by affiliates of the Colony Partners shall not be deemed to be Related Entities of the Colony Partners, and (ii) in the case of the KWI Partners, includes KWJ Management.

     "Reserves" - Amounts held by the Partnership in anticipation of future debts, expenses, capital expenditures, taxes, fees or other requirements of the Partnership, in each case as set forth in the then currently approved Partnership Budget for the Partnership or as otherwise determined by Colony General Partner.

     "Residual Percentages" - As defined in Section 5.7.

     "Responsible Partner" - As defined in Section 10.4.1(a).

     "Tax Liability" - With respect to each Partner, for each Fiscal Year commencing with the Year ending on December 31, 1998, an amount equal to the product of (i) the net income of the Partnership allocated to such Partner for such Fiscal Year pursuant to Article 8 hereof, after accounting for any cumulative net losses allocated to such Partner pursuant to Article 8 hereof for prior Fiscal Years that previously were not taken into account in determining a Partner's Tax Liability, and (ii) the lesser of such Partner's then-current combined federal, state and local income tax rate, which combined rate shall include state and local income taxes on an after-tax basis (or if such Partner is taxed as a "flow through entity" for income tax purposes, the weighted average of the then-current income tax rate of the owners of such entity) or forty percent (40%).

     "Total Capitalization" - With respect to any Investment for purposes of calculating the Acquisition Fee and the Asset Management Fee in respect of such Investment, the total investment in such Investment and the cost of making such Investment, including, without limitation, the Investment Amount, Investment Loan, any and all costs, expenses and fees incurred or payable pursuant to the terms of this Agreement in connection with the closing of the Investment and any closing or other taxes, fees, assessments, levies or similar amounts or charges payable pursuant to the terms of this Agreement in connection with such closing.

     "Transfer" - As defined in Section 10.1(a).

     "Uniform Act" - The Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Section 17-101, et seq., as amended, and any successor statute. A reference to a section of the Uniform Act shall be deemed to include a reference to any amendatory or successor provision thereto.

     "Unreturned Capital Contributions" - With respect to any Partner, the amount equal to the Capital Contributions made by such Partner hereunder less the Capital Contributions that have been returned to such Partner, if any, in the form of distributions made to such Partner pursuant to Article 9 or otherwise pursuant to the terms of this Agreement.

     "Withholding Funds" - As defined in Section 20.9.


                                    ARTICLE 2

                         NAME, PRINCIPAL OFFICE, PURPOSE

Section 2.1.  Name and Principal Office

     The name of the partnership formed pursuant to this Agreement is Colony-KW Partners, L.P. The Partnership shall have its principal office at 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067 or at such other place as Colony General Partner shall select upon ten (10) Business Days notice to the Limited Partners. The Registered Agent (as defined in the Uniform Act) for the Partnership shall be Corporation Service Company. The Registered Office (as defined in the Uniform Act) of the Partnership shall be 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

Section 2.2. Purpose

     Subject to and in accordance with this Agreement, the purposes of the Partnership shall be as follows:

          (i)Following the sourcing of Investments by KWJ Management, pursuant to Section 7.5(a), meeting the criteria set forth in the Partnership Budget and the Operating Plan, and upon approval of any Investment by the Colony General Partner pursuant to Section 7.5, to pursue, either directly or through the creation of an Investment Entity with respect to such

     Investment, through the provision of Investment Contributions and the proceeds of Investment Loans, the underwriting, financing, acquisition, owning, management and disposing of the applicable Investment in accordance with the Partnership Budget and the Operating Plan and the applicable Investment Budgets and Investment Plans;

          (ii)Acting either directly or through the Investment Entities, as the case may be, and pursuant to Section 5.2(b), to obtain any and all Investment Loans and to incur other indebtedness deemed necessary or desirable in the furtherance of such purposes;

          (iii)To enter into, either directly or through the Investment Entities, as the case may be, the Management Agreement(s) and such other agreements relating to the Investments as are consistent with this Agreement;

          (iv)To make distributions to the Partners; and

          (v)To conduct such other activities consistent with this Agreement as may be necessary or appropriate in connection with or in furtherance of the foregoing.

Section 2.3.  Statutory Compliance

     The Partnership shall exist under and be governed by the Uniform Act. The Partnership shall qualify to do business as a foreign limited partnership in each jurisdiction in which the conduct of its business so requires. The General Partner and the Limited Partners, as the case may be, shall execute, if required under governing law, and the General Partner shall file and/or publish on behalf and at the expense of the Partnership, all appropriate certificates required by law to be filed and/or published in connection with the matters described in this Article 2. Prior to the time that all such certificates have been filed, no Person shall represent to third parties the existence of the Partnership or hold itself out as a Partner.


                                    ARTICLE 3

                                      TERM

     The term of the Partnership shall commence on the date the certificate of limited partnership described in Section 201 of the Uniform Act (the "Certificate") is filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until December 31, 2015, on which date the Partnership shall dissolve, unless sooner dissolved upon the occurrence of any of the events specified in Article 11 or Section 17.1.


                                    ARTICLE 4

                          GENERAL AND LIMITED PARTNERS

Section 4.1.      General Partner

     The General Partner is Colony General Partner, any permitted successors and assigns who are admitted as a General Partner pursuant to this Agreement and such additional or substitute persons or entities that become General Partners from time to time in accordance with the provisions of this Agreement (each, a "General Partner" and collectively, the "General Partners"). No General Partner may withdraw from the Partnership or assign or transfer its Partnership Interest, in whole or in part, except as provided in Article 10 and Article 11.

Section 4.2.      Limited Partners

     The Limited Partners are Colony Limited Partner, KWI Limited Partner and KWI Special Limited Partner, any permitted successors and assigns who are admitted as a Limited Partner pursuant to this Agreement and such additional or substitute persons or entities who are admitted as Limited Partners from time to time in accordance with the provisions of this Agreement (each, a "Limited Partner" and collectively, the "Limited Partners"). No Limited Partner may withdraw from the Partnership or assign or transfer its Partnership Interest, in whole or in part, except as provided in Article 10 and Article 11.

[*]


[*] = redacted text

                                    ARTICLE 5

                      CAPITAL CONTRIBUTIONS AND FINANCINGS

Section 5.1.      Capital Contributions of the Partners

     Except as provided in Section 5.2, unless a Partner otherwise agrees, no Partner shall be required to make a Capital Contribution or loan to the Partnership.

Section 5.2.      Investment Contributions

     (a) (i) Upon a  determination  by Colony  General  Partner (x)  pursuant to
Section 7.5, that the Partnership will acquire an Investment and that the Partnership will require funds for such Investment or (y) that the Partnership requires funds to protect the Partners' investment in the Partnership in addition to any Investment Contributions and/or any Investment Loans (other than to provide funds to make a distribution to the Partners), the Colony Partners and, subject to clause (ii) of this Section 5.2(a), the KWI Partners will make Investment Contributions to fund such Investment pro rata in accordance with each of their respective Contribution Percentages and subject to the following provisions; provided, however, that, subject to clause (ii) of this Section 5.2(a), in the event KWI Special Limited Partner fails to make its share of such Additional Investment Contribution, KWI Limited Partner will make an Additional Investment Contribution in an amount equal to KWI Special Limited Partner's required share.

     (ii) The amount and timing of such Investment Contributions shall be determined by Colony General Partner in its sole and absolute discretion. In the event Colony General Partner determines that Investment Contributions are required, Colony General Partner will provide written notice of such requirement to the other Partners. [*] In the event KWI Limited Partner elects to provide Capital Contributions in excess of the KWI Maximum Amount, KWI Limited Partner shall notify Colony General Partner of such election within ten (10) Business Days of KWI Limited Partner's receipt of the notice provided by Colony General Partner pursuant to this Section 5.2 in respect of the Additional Investment Contribution. If KWI Limited Partner does not provide such notice within such ten (10) Business Day period, it shall be deemed that KWI Limited Partner has elected not to make any Investment Contributions in excess of the KWI Maximum Amount.

     (b) The Partnership, or the applicable Investment Entity, as the case may be, may seek to obtain Investment Loans for each approved Investment as deemed necessary or appropriate by Colony General Partner.

[*](c) Notwithstanding the foregoing, to the extent that any portion of the Capital Contributions provided hereunder or committed to be provided hereunder is not invested in an Investment at the end of each six month period commencing with the period ending December 6, 1998, or is not committed to be invested within ninety (90) days of the last Business Day of such six (6) month period, in either case in an Investment that has been sourced by KWJ Management pursuant to Section 7.5(a) and which Colony General Partner has decided to acquire pursuant to Section 7.5(a), (i) one hundred (100%) percent of such funded but non-invested Capital Contributions shall be returned to the Partners, and (ii) the Partners' respective committed Capital Contribution amounts will be reduced pro rata in accordance with their relative Contribution Percentages by an amount equal to $25 million (or such lesser amount as determined by Colony General Partner) less the amount of such funded but non-invested Capital Contributions to be returned to the Partners pursuant to clause (i) above. In the event the aggregate total of Unreturned Capital Contributions plus committed Capital Contributions is equal to $0 as a result of such return of funded but non-invested Capital Contributions and/or of such reduction of the committed Capital Contributions, the Colony Partners shall have the right, in their sole and absolute discretion, to seek to cause the sale of the Partnership Assets pursuant to Article 11 and to terminate this Agreement and any Investment Entity agreement(s). Further, in such event, the provisions of Section 4.3 in respect of the Partners' obligations thereunder shall terminate at such time as such sale of the Partnership Assets is consummated (i.e., closed).

     (d) In the event an Investment Entity is formed with respect to a particular Investment, the Investment Amount for such Investment shall be funded


[*] = redacted text
at the Investment Entity level in accordance with the applicable Investment Budget (i) by Investment Contributions made by the Partners to the Partnership pursuant to Sections 5.2(a) and 5.2(c), and/or (ii) by Investment Loans as provided in Section 5.2(b).

     (e) Notwithstanding anything to the contrary in this Section 5.2 or elsewhere in this Agreement (other than as set forth in Section 5.3), if Colony General Partner determines that a Partner (the "Original Partner Lender") may make an In Lieu Of Loan to the Partnership in lieu of a portion of such Original Partner Lender's Capital Contribution or an Investment Contribution by such Partner, (i) each other Partner shall have the right to make an In Lieu Of Loan in an amount up to an amount equal to the product obtained by multiplying (x) the Capital Contribution to be made by such other Partner times (y) a fraction, the numerator of which is the amount of the In Lieu Of Loan being made by the Original Partner Lender and the denominator of which is the sum of (1) the Capital Contribution to be made by the Original Partner Lender and (2) the In Lieu Of Loan to be made by the Original Partner Lender and (ii) such In Lieu Of Loan shall bear interest at a rate per annum that will result in such Partner receiving interest equal to the return such Partner would have earned had such Partner made only a Capital Contribution. For purposes of clarity, in no event shall the foregoing apply to Partner Default Loans.

Section 5.3.      Default Contributions; Adjustments to Residual Percentages

     (a) In the event that any Partner shall fail to timely make an Investment Contribution which such Partner elected to make or was obligated to make pursuant to Section 5.2(a) (such Partner is hereinafter referred to as a "Defaulting Partner") and such default shall continue for five (5) Business Days following notice from Colony General Partner in the event the Defaulting Partner is a KWI Partner, or from KWI Limited Partner in the event the Defaulting Partner is a Colony Partner, then the Partners which did not default with respect to the making of such Additional Investment Contribution (a "Contributing Partner") may, within thirty (30) days of the end of such five (5) Business Day period make Investment Contributions to the Partnership which in the aggregate equal such defaulted amount in proportion to their respective Contribution Percentages (or in such other proportions as they mutually agree). Such Investment Contributions in respect of such default together with the corresponding Investment Contributions of the Contributing Partner may be made in the form of equity or loans, as determined by the Contributing Partner, as set forth in Section 5.3(b); provided that portion of any Additional Investment Contribution that is in the form of a loan shall not affect the Partners' Capital Accounts.

     (b) Subject to Section 5.3(c), in the event the non-Defaulting Partners make Investment Contributions in the form, either in whole or in part, of equity pursuant to Section 5.3(a), the then-current Residual Percentage of each Defaulting Partner shall be reduced automatically by the number of percentage points equal to the product of (I) one hundred (100), multiplied by (II) a fraction, the numerator of which is equal to the product of (A) one and three-tenths (1.3) multiplied by (B) the amount of the Investment Contribution which the Defaulting Partner did not provide and the denominator of which is the aggregate amount of the Capital Contributions made by all of the Partners (including those made in connection with the subject default) less all distributions made pursuant to Article 9 hereof which serve to return the Capital Contributions of the Partners. If such a reduction occurs pursuant to the above clause, the Residual Percentage of each Contributing Partner shall be increased by its proportionate share of any such reduction based on the Investment Contributions provided by the Contributing Partners in respect of the then-current defaulted amount. [*]

     (c) In addition to the foregoing, in the event KWI Special Limited Partner fails to timely make an Investment Contribution which KWI Special Limited Partner was obligated to make pursuant to Section 5.2(a) and KWI Limited Partner does not make such Investment Contribution in lieu of KWI Special Limited Partner's required Capital Contribution amount pursuant to Section 5.2(a), the Colony Partners' Residual Percentage shall increase by two (2) percentage points and KWI Special Limited Partner's Residual Percentage shall decrease by two (2) percentage points.

     (d) The provisions of this Section 5.3 are intended to comply with the provisions of Section 17-502(c) of the Uniform Act. The Partners, each for itself and its Related Entities, mutually acknowledge that the Investment Contributions are critical to the Partnership's business; that the interest of the Partners may be at risk by reason of the failure of the Partners to make required or agreed upon Investment Contributions; that the Partners may be forced to borrow funds or invade other assets to fund the shortfall created by


[*] = redacted text
the default of a Defaulting Partner; that the extent of the risk and the damage and loss to the Partners resulting from such default by a Defaulting Partner is impossible to foresee or predict at this time, but that such risk, damage and loss could imperil the Partnership; and that in view of the serious consequences that could arise from a default in making any required or agreed upon Investment Contributions, the provisions of this Section 5.3 relating to such a default are reasonable.

Section 5.4.      Capital Accounts

     (a) The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with the following provisions:

          (i)To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are allocated to such Partner pursuant to Section 8.2, and the amount of any Partnership liabilities that are assumed by such Partner or which are secured by any Partnership Asset distributed to such Partner.

          (ii)To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Asset distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are allocated to such Partner pursuant to Section 8.2, and the amount of any liabilities of such Partner that are assumed by the Partnership or which are secured by any property contributed to the Partnership by such Partner (except to the extent already reflected in the amount of such Partner's Capital Contributions).

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code
Section 704(b) and Code Section 514(c)(9) and the Regulations thereunder, and shall be interpreted and applied in a manner consistent with such Regulations. In the event Colony General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, Colony General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 17.2 upon the dissolution of the Partnership.

     (b) Any transferee of a Partnership Interest or a portion thereof shall succeed to the Capital Account relating to the Partnership Interest transferred or the corresponding portion thereof.

Section 5.5.      Negative Capital Accounts

     No Partner shall be required to pay to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in such Partner's Capital Account.

Section 5.6.      Return of Capital; No Interest on Amounts in Capital Account

     Except upon dissolution of the Partnership or as may be expressly set forth in this Agreement, no Partner shall have the right to demand or receive the return of its Capital Contributions or any part of its Capital Account or be entitled to receive any interest on its outstanding Capital Account balance.

Section 5.7.      Residual Interests

     "Residual Percentages" of the Partners as of the date of this Agreement are as set forth in annexed Schedule 1. Any change in the Residual Percentages of the Partners shall be made in accordance with the terms of this Agreement and shall be reflected in an amendment to such Schedule 1, approved and executed by Colony General Partner.

Section 5.8. Management Fees and Reimbursements; Partnership General and Administrative Costs and Expenses; Pre-Acquisition Costs

     (a) The Partnership or the applicable Investment Entity, as the case may be, shall pay KWJ Management and the Person designated in writing by Colony General Partner the Management Fees and shall reimburse KWJ Management and Colony General Partner for out-of-pocket third-party costs and expenses on commercially reasonable market terms incurred in connection with each
Investment, in the manner and as set forth in the applicable Management Agreements and this Partnership Agreement; provided that such out-of-pocket costs and expenses are within the then approved Partnership Budget and applicable Investment Budget or are otherwise incurred with the express written consent of all Partners. Notwithstanding the foregoing or anything contained in the Management Agreements to the contrary, in no event shall the amounts payable to KWJ Management in respect of Asset Management Fees and Acquisition Fees (but not Incentive Fees) hereunder and thereunder exceed $3.5 million annually in the aggregate.

     (b) Pre-Acquisition Costs approved by Colony General Partner for each potential Investment shall be paid by the Colony Partners and KWI Limited Partner pursuant to Section 7.5(b). Upon the acquisition of such Investment by the Partnership or Investment Entity, as the case may be, the applicable Pre-Acquisition Costs shall be deemed to be Capital Contributions of the Colony

Partners and KWI Limited Partner, as applicable, and the Colony Partners and KWI Limited Partner, as applicable, shall be reimbursed for such Pre-Acquisition Costs pro rata in the form of distributions made to the Colony Partners and KWI Limited Partner, as applicable, pursuant to Article 9. Pre-Acquisition Costs which are incurred in connection with a potential Investment which is not acquired by the Partnership, or an Investment Entity, as the case may be, will be accumulated and will be deemed to be Capital Contributions in respect of the next acquired Investment; provided, however, that the Colony Partners shall retain the right to reallocate such Pre-Acquisition Costs in a reasonable manner so that such Pre-Acquisition Costs may be more evenly allocated among one or more subsequent Investments acquired by the Partnership, and/or the Investment Entities, as the case may be.

     (c) In the event an Investment Entity is formed for an Investment, at the time of such formation all Management Fees, Pre-Acquisition Costs and all approved third-party out-of-pocket costs and expenses and approved general and administrative costs incurred to date for such Investment but not previously allocated to such Investment, and all approved costs incurred in forming such Investment Entity, will be charged to such Investment Entity in accordance with the applicable Investment Budget and thereafter an allocable portion of the cost of providing Investment management services and general and administrative services to such Investment Entity shall be charged to such Investment Entity in accordance with the Partnership Budget.


                                    ARTICLE 6

                             LIMITATION OF LIABILITY

     (a) Except as provided by applicable law, this Agreement, in agreements entered into by the Limited Partners, or in the Investment Entity agreements, no Limited Partner shall be liable for any debts, liabilities or obligations of the Partnership and no Limited Partner shall have to make any contributions or deliver any other property to the Partnership.

     (b) No Related Entity of any Partner shall have personal liability for the obligations of such Partner hereunder, except as provided in a written guaranty executed by such Related Entity.


                                    ARTICLE 7

                GENERAL PARTNER AND MANAGEMENT OF THE PARTNERSHIP

Section 7.1.      Power and Authority of the General Partner

     (a) Except as expressly provided otherwise in this Agreement, the right to manage, control and conduct the business and affairs of the Partnership shall be vested completely and exclusively in Colony General Partner, who shall have all of the powers of a general partner under the Uniform Act, including all necessary power to carry out the purposes of the Partnership, pursuant to and in accordance with the terms of this Agreement, including the express rights of the KWI Partners under this Agreement. All documents and instruments to be executed by the Partnership shall be signed by Colony General Partner unless otherwise approved by it or as otherwise permitted under this Agreement. Except as expressly provided for in this Agreement, the KWI Partners shall not take part in the management of the business or affairs of the Partnership or conduct or control the Partnership business and the KWI Partners may not under any circumstances sign for or bind the Partnership. Colony General Partner shall have the exclusive authority to act for and on behalf of the Partnership, and no third party shall ever be required to inquire into the authority of Colony General Partner to take such action on behalf of the Partnership. Without limiting the generality of the foregoing, Colony General Partner shall be authorized to cause the Partnership to take any and all actions it determines necessary in furtherance of the provisions of Section 2.2 hereof.

     (b) Notwithstanding the foregoing, and in addition to the limitations set forth elsewhere in this Agreement, no General Partner may, without the consent of each other Partner:

          (i)do any act in contravention of this Agreement or any applicable law or regulation (except Colony General Partner may rely on advice of counsel with respect to whether any action violates applicable law or regulation);

          (ii)do any act which would make it impossible to carry on the ordinary business of the Partnership (other than in connection with the exercise of their rights pursuant to Section 10.6 or Articles 11 or 17 hereof);

          (iii)possess Partnership Assets other than in the name of the Partnership or Investment Entities; or

          (iv)commingle the funds of the Partnership with those of any other person or entity.

     (c) Except as expressly provided otherwise in this Agreement, no Limited Partner in its capacity as such shall participate in making the decisions of the Partnership, and in no event shall any Limited Partner in such capacity have the power to manage or transact any Partnership business or act for or in the name of, or otherwise bind, the Partnership.

     (d) In connection with any actions under this Agreement requiring the consent of the Limited Partners, the KWI Partners will act in a unified fashion, and the Colony Partners will be entitled to rely upon the decision of KWI Limited Partner as being the binding joint decision of each of the KWI Partners.

Section 7.2.      Management of the Partnership Assets

     (a) KWJ Management shall be responsible for the day-to-day management of the Investments pursuant to, and in accordance with this Agreement and the approved Operating Plan and Partnership Budget and the applicable Investment
Budgets, Investment Plans and Management Agreements. In connection therewith, KWJ Management shall carry out the decisions of the General Partner made in accordance with this Agreement.

     (b) KWI Limited Partner shall cause KWJ Management to exercise its management functions under the Management Agreements in such manner as it believes in good faith to be in the best interests of the Partnership and each Investment Entity, as applicable, and shall cause KWJ Management to, subject to the terms of this Agreement, the Management Agreements and in accordance with the approved Operating Plan and Partnership Budget, Investment Budgets and Investment Plans, at all times, on behalf of, in the name of and at the expense of the Partnership and each Investment Entity, as applicable (provided Partnership funds or Investment Entity funds, as applicable, for such purposes are available, it being the understanding of the Partners that the KWI Partners are not required to contribute or lend to the Partnership or any Investment Entity any funds other than pursuant to the terms of this Agreement or as they otherwise may agree in writing):

          (i)Use all reasonable efforts under the circumstances to protect the interests of the Partnership and each Investment Entity, as applicable, in the Investments and the related Partnership Assets.

          (ii)Use all reasonable efforts under the circumstances to source and investigate the Investments and function as the management, leasing and sales agent thereof.

          (iii)Comply with the Operating Plan and Partnership Budget for the Partnership and the Investment Budgets and Investment Plans as are then in effect (without the requirement of expending its own funds, unless otherwise agreed in writing).

     (c) In furtherance of the provisions of Section 7.1(a), Colony General Partner shall, subject to the provisions of this Agreement and after Reasonable Consultation with KWI Limited Partner, make all major decisions on behalf of the Partnership, including, but not limited to:

          (i) All decisions regarding acquisitions, financings and refinancings of each Investment;

          (ii) All capital expenditures plans, leasing and other decisions relating to the Partnership or any Investment Entity;

          (iii) All decisions regarding the sale or other transfer of the Partnership Assets or any portion thereof (including without limitation the sale of any Investment in accordance with the applicable Investment Plan) at any time during the term of the Partnership;

          (iv) All   decisions   regarding   the   sale,   merger,    financing,
     recapitalization  or  business   combination  of  the  Partnership  or  any
     Investment Entity;

          (v) The approval of the annual Partnership Budget and Operating Plan and each Investment Budget and Investment Plan;

          (vi) All decisions regarding distributions to the Partners of Cash Available for Distribution;

          (vii) The making of any expenditure or the incurring of any obligation that exceeds any expenditure line item in the approved Partnership Budget or any Investment Budget by more than five percent (5%);

          (viii) All decisions regarding the hiring and/or termination of employees, consultants, accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, for the Partnership or any Investment Entity, and all decisions regarding compensation thereof, provided that, so long as the KWI Partners and KWJ Management are not in default under this Agreement or the applicable Management Agreement, the applicable Management Agreement has not otherwise been terminated in accordance with its terms and KWJ Management has not terminated the applicable Management Agreement pursuant to Section 19.1, Colony General Partner shall not hire, or cause the Partnership, the applicable Investment Entity or Entities or the applicable Investment(s) to hire, any Person other than KWJ Management to manage the applicable Investment(s), or terminate, or cause the Partnership, the applicable Investment Entity or Entities or Investment(s) to terminate, the applicable Management Agreement(s) with KWJ Management other than as provided for hereunder and/or in the applicable Management Agreement(s);

          (ix) The institution of any legal proceedings in the name of the Partnership or any Investment Entity, settlement of any legal proceedings against the Partnership or any Investment Entity and confession of any judgment against the Partnership, any Partnership Assets, any Investment Entity or any Investment Entity Assets; and

          (x) The filing of any voluntary petition in bankruptcy on behalf of the Partnership or any Investment Entity, the consenting to the filing of any involuntary petition in bankruptcy against the Partnership or any Investment Entity, the filing of any petition seeking, or the consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of the Partnership Assets or of any Investment Entity or a substantial part of any Investment Entity Assets, the making of any assignment for the benefit of creditors, the admission in writing of the Partnership's or any Investment Entity's inability to pay its debts generally as they become due or the taking of any action by the Partnership or any Investment Entity in furtherance of any such action.

Section 7.3.      Investment Entities.

     (a) Colony General Partner shall be authorized to cause the formation of one or more Investment Entities to acquire or own some or all of the Investments under Section 7.5(c). In determining budgets, the need for additional funds, business plans and other similar matters and in making any other decisions hereunder, the needs of the Investment Entities shall be taken into consideration as if they were direct needs of the Partnership. It is further intended that Capital Contributions to the Partnership shall be further contributed or loaned to the Investment Entities as necessary or appropriate to meet the needs of the Investment Entities in accordance with this Agreement. Each Investment Entity shall be formed upon generally the same terms and conditions as are contained herein, and otherwise so as to preserve to the Colony Partners on the one hand, and the KWI Partners on the other, the overall economic benefits and risks provided in this Agreement, including, without limitation, Article 9 hereof, with respect to all Investments undertaken by the Partnership and/or the Investment Entities, as applicable, while reasonably seeking to achieve the most efficient tax structure with respect to each Investment, and, if so required by the Colony Partners, to permit the Investment Entities or Investments, as applicable, to constitute qualifying investments for a "venture capital operating company" under the "Plan Assets Regulations" (as defined in Section 19.1). The Partnership in exercising its rights in respect of the Investment Entities shall act in accordance with, or consistent with, the applicable terms of this Agreement. In connection with the formation of any Investment Entity or the making of any Investment, Colony General Partner shall Consult Reasonably with KWI Limited Partner and with experienced international tax and ERISA counsel regarding the international tax and ERISA objectives in connection with the organization, financing, operation and disposition of the Investment Entity and/or Investment and the manner in which such objectives may be achieved and Colony General Partner shall prepare a tax and ERISA plan reflecting such consultations (the "Tax and ERISA Plan"), which shall contain measures intended (in light of the structure and intended operations of the relevant Investment) (i) to minimize inclusions of income under Sections 951 and 956 of the Code and (ii) to avoid the imposition of tax under Sections 882 or 884 of the Code (other than as a result of the receipt by the Partnership or an Investment Entity of fee income otherwise permitted under this Agreement). Colony General Partner and KWJ Management shall use their respective reasonable best efforts to comply with the Tax and ERISA Plan, provided that Colony General Partner shall have no obligation to comply with the Tax and ERISA Plan for an Investment in which KWI Limited Partner and KWI Special Limited Partner do not participate pursuant to Section 7.3(b).

     (b) Notwithstanding anything to the contrary contained in Section 7.3(a), KWI Limited Partner shall have the right, on behalf of itself and KWI Special Limited Partner, to elect not to participate in a particular Investment if KWI Limited Partner concludes, in its reasonable judgment, that the structure of the Investment and/or the applicable Investment Entity, or any aspect of such structure, will be adverse to either or both the KWI Partners or KWJ Management. In the event KWI Limited Partner makes such an election, the Colony Partners shall have the sole and exclusive right to cause any of its Related Entities to invest in such investment and the KWI Partners shall have no rights in respect of such investment or the applicable investment entity, if any.

Section 7.4.      Operating Plan and Partnership Budget

     A copy of the initial Operating Plan and the initial Partnership Budget are attached hereto as Exhibits C-1 and C-2, respectively. KWI Limited Partner shall, not less than sixty (60) days prior to the commencement of each Fiscal Year, commencing with the Fiscal Year commencing January 1, 1999, cause KWJ Management to prepare and present to Colony General Partner for its approval a revised Operating Plan (if there are any amendments to the then-current Operating Plan) and a revised Partnership Budget (if there are any amendments to the then-current Partnership Budget) for such Fiscal Year. Not less than thirty
(30) days prior to the commencement of each Fiscal Year, the Colony General Partner shall determine whether it approves the revised Operating Plan (if any) and the revised Partnership Budget (if any) for such Fiscal Year. If Colony General Partner does not approve the revised Operating Plan, then either, as determined by Colony General Partner in its sole and absolute discretion and after Reasonable Consultation with KWI Limited Partner, the current Operating Plan or an Operating Plan provided by Colony General Partner shall be placed in effect. If Colony General Partner does not approve the revised Partnership Budget, then (i) with respect to any disputed line items, the amount set forth in the Partnership Budget for the previous Fiscal Year shall be controlling until Colony General Partner provides, after Reasonable Consultation with KWI Limited Partner, a revised Budget, in its sole and absolute discretion, for such disputed line items, and (ii) with respect to any line items which are not in dispute, the undisputed amount shall be controlling. Colony General Partner and KWI Limited Partner will review the then approved Budget on a quarterly basis to determine whether the Partnership is operating within such Budget. Amendments to the then approved Operating Plan and Partnership Budget may be made only upon the approval of Colony General Partner after Reasonable Consultation with KWI Limited Partner.

     Section 7.5. Services of Related Entities of the KWI Partners to the Partnership; Services of Related Entities of the KWI Partners to the Investment Entities

     (a) The KWI Partners will cause KWJ Management to use its reasonable best efforts to source potential Investments satisfying the general criteria set forth in the Operating Plan, and to present such potential Investments to Colony General Partner for its approval. Such presentation shall include all information as may be necessary, including without limitation a preliminary Investment Budget and preliminary Investment Plan, for Colony General Partner to determine whether the Partnership should acquire such Investment, which determination shall be made by Colony General Partner in its sole and absolute discretion.

     (b) Colony General Partner shall review the preliminary Investment Budget and Investment Plan as prepared and submitted by KWJ Management, and such other information, reports, studies and data as Colony General Partner may deem necessary or desirable. [*] The Colony Partners and KWI Limited Partner will be reimbursed for such approved Pre-Acquisition Costs in accordance with
Section 5.8. Notwithstanding that KWI Limited Partner and/or the Colony Partners may have funded Pre-Acquisition Costs with respect to a prospective Investment, Colony General Partner has the right, at any time prior to the actual investment by the Partnership in the Investment, to determine, in its sole and absolute discretion, that such prospective Investment should not be acquired or invested in by the Partnership or an Investment Entity, as the case may be. In the event Colony General Partner determines that the Partnership should acquire such prospective Investment, Colony General Partner shall then determine, subject always to Section 7.3(b) hereof, the capital structure and the other terms of the Investment, including, without limitation, the amount that the Partnership should invest in such Investment, and shall have the right to approve or disapprove the Investment Budget and/or Investment Plan prepared by KWJ Management. [*]

     (c) If Colony General Partner elects to invest in a proposed Investment as provided in Section 7.5(a) above, the Partnership shall either acquire the Investment itself or shall create an Investment Entity to acquire the Investment. In the event an Investment Entity is formed, the Partnership will assign any contracts for the acquisition of the respective Investment to such Investment Entity. To the extent KWI Limited Partner, KWJ Management or any of their respective Related Entities receives, or is entitled to receive, any commissions and/or other fees whatsoever in connection with the acquisition of such Investment, KWI Limited Partner will pay, or assign the right to receive, as the case may be, or will cause KWJ Management or such Related Entity, as the case may be, to pay, or assign the right to receive, as the case may be, such commissions and/or other fees to the Partnership or the applicable Investment Entity, as the case may be. The Partnership, or the Investment Entity, as the case may be, will enter into a Management Agreement with KWJ Management for the provision of day-to-day management services, including, without limitation, management, leasing and sales agent services, for such Investment in accordance with the applicable Management Agreement and the applicable Investment Budget and Investment Plan.

[*]


[*] = redacted text

[*]

Section 7.7.      Related Entities

     In addition to any rights  Colony  General  Partner has pursuant to Section
10.6 hereof, Colony General Partner shall have the right to cause the Partnership and any Investment Entity to enter into contracts, amend or modify such contracts, or otherwise deal with any Related Entities of any Partner in any capacity, including, without limitation, in connection with the business and operations of the Partnership or such Investment Entity, as applicable, except that the terms of any such arrangement shall be commercially reasonable and competitive with amounts that would be paid to third parties on an "arms-length" basis and any payments to be made to such Related Entity shall be set forth in the approved applicable Operating Plan or then applicable Partnership Budget.

Section 7.8.      Compensation to the Partners

     (a) No fees shall be payable to any Partner or any Related Entity of a Partner for performance of services to or on behalf of the Partnership, except as may be set forth in or approved pursuant to this Agreement and the Management Agreements (including fees paid pursuant to any transaction or agreement permitted by Section 7.7 hereof).

     (b) The Partnership shall reimburse each Partner and its Related Entities on a current basis for its out-of-pocket expenditures made on behalf of the Partnership in accordance with the approved applicable Operating Plan and then applicable Partnership Budget upon submission to the Partnership of reasonably detailed evidence of such expenditures. All reimbursements for out-of-pocket expenditures shall be in the advancement of Partnership purposes, which purposes are, to the maximum extent possible, not duplicative of other parties' or persons' efforts or in furtherance of interests or concerns particular to one or more individual Partners rather than the Partnership as a whole. Any out-of-pocket expenditure made by a Partner or its Related Entity and eligible for reimbursement pursuant to this Section 7.8(b) shall not be treated as a Capital Contribution or otherwise result in a credit to such Partner's Capital Account and any reimbursement of such expenditure shall not be treated as a Partnership distribution to such Partner or otherwise result in a debit to such Partner's Capital Account.

Section 7.9.      Exculpation and Indemnification

     (a) Neither (i) the General Partner, (ii) any Related Entity of such General Partner, nor (iii) any director, officer, manager, partner, shareholder, employee or agent of a General Partner or such Related Entity, acting on behalf of the Partnership or any Investment Entity in connection with any business or activity of the Partnership or any Investment Entity shall be liable to the


[*] = redacted text

Partnership or such Investment Entity or to any Partner for any loss arising out of or in connection with the management, operation or conduct of the Partnership's or such Investment Entity's business and affairs, except by reason of willful misconduct, fraud or gross negligence, a material breach of this Agreement or any other agreements contemplated hereunder or the payment to or receipt of benefits in violation of this Agreement or any other agreements contemplated hereunder; provided that the foregoing shall not apply to any Related Entity's actions in connection with providing services to the Partnership or to such Investment Entity pursuant to the Management Agreements or any other agreements between such Related Entity and the Partnership, which include indemnification provisions, the indemnification for which shall be as provided in the Management Agreements or such other agreements between such Related Entity and the Partnership. Subject to the provisions of the immediately preceding sentence, the Partnership and/or such Investment Entity, as the case may be, shall indemnify and hold harmless each General Partner, any Related Entity of them and their respective officers, managers, directors, shareholders, agents, employees, successors, heirs and personal representatives (each, an "indemnified person") from and against any and all claims, costs, losses, damages, expenses (including, without limitation, the expense of defending, investigating or preparing to defend any claim) or liabilities (including, but not limited to, reasonable attorneys' fees) suffered or sustained by them by reason of any acts performed or omitted to be performed by the General Partner or its agents, employees or independent contractors or on behalf of the Partnership or such Investment Entity or in furtherance of the interest of the Partnership or such Investment Entity, provided that the indemnified person's actions (or failure to act) in respect of the matter on which the claim is based did not constitute willful misconduct, fraud, or gross negligence, a material breach of this Agreement or any other agreements contemplated hereunder or the payment to or receipt of benefits in violation of this Agreement or any other agreements contemplated hereunder. The obligation of the Partnership and/or such Investment Entity, as the case may be, to provide such indemnification shall be satisfied solely from the assets of the Partnership and/or such Investment Entity, as the case may be, and the Partnership Interests of the Partners. In the event that any indemnified person becomes involved in any capacity in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with the Partnership's or such Investment Entity's operations or affairs, the Partnership or such Investment Entity, as the case may be, will periodically reimburse such indemnified person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

     (b) Each General Partner shall indemnify and hold harmless the Partnership from and against any and all claims, costs, losses, damages, expenses (including, without limitation, the expense of defending, investigating or preparing to defend any claim) or liabilities (including, but not limited to, reasonable attorneys' fees) suffered or sustained by it by reason of any willful misconduct, fraud, or gross negligence by, or a material breach of this Agreement or any other agreements contemplated hereunder caused by, or the payment to or receipt of benefits in violation of this Agreement or any other agreements contemplated hereunder by, such General Partner.

     (c) No claim, action or proceeding, or any appeal therefrom which is subject to the provisions of this Section 7.9 shall be settled on behalf of the indemnifying party without the consent of the indemnified person affected thereby, unless the settlement of such claim, action or proceeding requires solely the payment of money, but if the indemnifying party is also a defendant in any such claim, action, proceeding or appeal, the indemnifying party may enter into any settlement for itself without the consent of any other defendant.

     (d) No (i) Limited Partner,  (ii) Related Entity of any Limited Partner, or
(iii) director, officer, manager, partner, shareholder, employee or agent of any Limited Partner or any such Related Entity, acting in their capacity as or on behalf of any such Limited Partner, shall be liable to the Partnership or to any Partner for any loss arising out of or in connection with the actions of such Limited Partner or such other party as or on behalf of such Limited Partner in the Partnership, except by reason of any individual's own willful misconduct, fraud or gross negligence, a material breach of this Agreement or any other agreements contemplated hereunder or the payment to or receipt of benefits in violation of this Agreement or any other agreements contemplated hereunder.


                                    ARTICLE 8

                        ALLOCATIONS OF PROFITS AND LOSSES

Section 8.1.      Profits and Losses

     After giving effect to the mandatory allocations set forth in Section 8.2, Profits or Losses for any Fiscal Year or other applicable period realized from an Investment shall be allocated among the Partners pro rata in accordance with their Percentage Interests in such Investment (the "Preliminary Allocations"), except that if the KWI Partners receive a distribution of Promote Distributions with respect to such Investment, then Profits in an amount equal to such Promote Distributions shall be reallocated from the Colony Partners to the KWI Partners, and if there are insufficient Profits, the balance shall be carried forward and subject to allocation in the next succeeding Fiscal Year.

Section 8.2.      Mandatory Allocations

     (a) The following mandatory allocations shall be made in the following order:

          (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 8, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year or other applicable period, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), (4) and
     (5), each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in
     Partnership  Minimum Gain, as  determined  in accordance  with  Regulations
     Section 1.704-2(g). Allocations pursuant to the previous sentence shall be determined in accordance with Regulations Section 1.704-2(f). This Section 8.2(a)(i) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and the safe-harbor for such chargebacks and offsets contained in Regulations Section 1.514(c)-2(e)(1)(ii) and shall be interpreted consistently therewith.

          (ii) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article 8 except Section 8.2(a)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year or other applicable period, then, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner
     Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 8.2(a)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and the safe-harbor for such chargebacks and offsets contained in Regulations Section 1.514(c)-2(e)(1)(iii) and shall be interpreted consistently therewith.

     (b) Qualified Income Offset. Notwithstanding any provision of this Article 8, except Section 8.2(a), in the event any Partner receives any adjustments,
allocations,       or      distributions      described      in      Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that cause or increase an Adjusted Capital Account Deficit of such Partner, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Section 8.2(b) is intended to comply with the qualified income offset provision of Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (c) No Excess Deficit. Although not considered as likely to occur based upon all of the information now available to the Partners, to the extent that any Partner has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Partners in accordance with Section 8.1, but in a manner which will not produce an Adjusted Capital Account Deficit as to such Partner. To the extent such allocation would result in all Partners having Adjusted Capital Account Deficits, such Loss shall be allocated equally to the General Partners.

     (d) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Partners pro rata in accordance with their relative Residual Percentages as of the end of the Fiscal Year.

     (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other applicable period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     (f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

     (g) Curative Allocations. Any mandatory allocations of items of income, gain, loss or deduction pursuant to Sections 8.2(a), (b), (c) and (e) above shall be taken into account for the purpose of equitably adjusting subsequent allocations of income, gain, loss or deduction so that the net allocations, in the aggregate, allocated to each Partner pursuant to this Article 8, and the Capital Accounts of each Partner, shall as quickly as possible and to the extent possible, be the same as if no mandatory allocations had been made.

     (h) Code Section 514(c) (9) (B) (vi) Limitation. Notwithstanding the foregoing, if any mandatory allocation otherwise required pursuant to this
Section 8.2 would cause the Partnership's allocations to violate Code Section 514(c)(9)(B)(vi) (taking into account its incorporation by reference of the "substantial economic effect" requirement of Code Section 704(b)(2)) and the applicable Regulations, then such mandatory allocation or deduction shall not be made, provided that in complying with the foregoing, it is the intent of the Partners that allocations of Profits and Losses comply with the requirements of Code Section 514(c)(9)(E) and the Regulations issued thereunder to the extent the cumulative results of such allocations permit the Capital Accounts of the Partners to be in proportion to distributions that would occur if liquidating distributions were made in accordance with Article 9 of this Agreement.

Section 8.3.      Other Allocation Rules

     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by Colony General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

     (b) The Partners are aware of the income tax consequences of the allocations made by this Article 8 and hereby agree to be bound by the provisions thereof in reporting their shares of Partnership income and loss for income tax purposes.

Section 8.4.      Tax Allocations

     (a) Except as otherwise provided for in this Section 8.4, for Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

     (b) In the event the Gross Asset Value of any Partnership Asset is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Partnership Asset shall take into account any variation between the adjusted basis of such Partnership Asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder using a method selected by Colony General Partner which complies with Code
Section 514(c)(9) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by Colony General Partner in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.4 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


                                    ARTICLE 9

                              DISTRIBUTIONS OF CASH


[*]

Section 9.2.      Partner Default Loans; Unreturned Capital Contributions

     In the event that any Partner Default Loan made by a Partner to the Partnership hereunder, or any portion thereof, is outstanding, no amounts shall


[*] = redacted text
be distributable to any other Partner pursuant to Section 9.1 until all interest and principal on the outstanding Partner Default Loan, or such outstanding portion, have been repaid in full. Further, to the extent any Partner has Unreturned Capital Contributions, or to the extent a Partner has made a Partner Default Loan to the Partnership, or the applicable Investment Entity, as the case may be, Colony General Partner shall have the right to cause the Partnership to obtain additional financing or refinance an existing Investment Loan; provided, however, that such additional financing may be obtained by the Partnership upon Colony General Partner's request without the approval of any other Partner. The proceeds of such additional financing will be used to pay off the remaining principal balance, and any interest accrued thereon, of any Partner Default Loan made by a Partner to the Partnership hereunder and to reimburse the Partners for any Unreturned Capital Contributions, with any remainder being used for Partnership purposes or distributed to the Partners, as determined by Colony General Partner subject to Section 9.4.

Section 9.3.      Pooled Investments

[*]

Section 9.4.      Partners' Tax Liability

     Notwithstanding anything to the contrary contained herein, the Partnership shall make distributions to the Partners on a quarterly basis in an amount at least equal to each Partners' respective Tax Liability for the applicable quarter from the Cash Available for Distribution, if any; provided, however, that if the total amount available for distribution from Cash Available for Distribution, if any, is less than the aggregate amount of such Tax Liabilities, then such distribution will be made pro rata based on the respective amount of each Partner's Tax Liability. Such distributions shall be made not later than five (5) days prior to the date on which estimated tax payments are required to be made by the Partners for the applicable quarter. In the event Colony General Partner elects to make distributions pursuant to Section 9.1, the amount of any Tax Liability distributions made pursuant to this Section 9.4 shall be reduced by the amount of the distributions made during such Fiscal Year pursuant to
Section 9.1. Any Tax Liability distributions made pursuant to this Section 9.4 shall be applied toward the amount of the distributions required to be made to the Partners pursuant to Section 9.1.


                                   ARTICLE 10

                          TRANSFER OF PARTNER INTERESTS

Section 10.1.     Prohibited Transfers

     (a) Except in accordance with, and as permitted by, Section 10.2, a Partner may not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, collaterally assign, or otherwise dispose of (collectively, "Transfer") all or any part of its Partnership Interest, whether voluntarily or by foreclosure, assignment in lieu thereof or other enforcement of a pledge, hypothecation or collateral assignment, without the prior written consent of the General Partner, which the General Partner may withhold in its sole and absolute discretion.

     (b) For purposes of this Agreement, any direct or indirect sale, assignment, transfer, pledge, hypothecation, collateral assignment, or other disposition of the capital stock or other equity interest in any Partner shall constitute a Transfer unless (i) the capital stock or other equity interest so sold, assigned, transferred, pledged, hypothecated, collaterally assigned or otherwise disposed of consists only of a class of stock then publicly traded, or
(ii) after giving effect to such sale, assignment, transfer, pledge, hypothecation, collateral assignment or other disposition, there has been no change in Control of such Partner, or (iii) such direct or indirect sale, assignment, transfer, pledge, hypothecation, collateral assignment or other disposition (1) relates solely to the limited partnership interests in Colony Investors II, L.P. or Colony Investors III, L.P., or the transfer of the assets of Colony Investors II, L.P. or Colony Investors III, L.P. to its or their respective partners or (2) relates solely to the direct or indirect Transfer of the Partnership Interests held by the Colony Partners to an investment fund


[*] = redacted text
managed by substantially the same principals who manage Colony Investors II, L.P. or Colony Investors III, L.P., or (3) was made in a manner which would otherwise be permitted under Section 10.2 below, or (4) was designated by will, intestacy or other disposition in the nature of a testamentary disposition.

Section 10.2.     Permitted Transfers by All Partners

     (a) Subject to the other provisions of this Article 10, a Partner may, without the consent of the other Partners, Transfer its Partnership Interest or any portion thereof (i) to a Related Entity (provided that the majority of the ownership interests in such Related Entity are held by the same persons who hold the majority of the ownership interests in the Transferring Partner), (ii) as a pledge of its Partnership Interest to the maker of the Investment Loan, (iii) in accordance with the Pooling Agreement or any pledge agreement entered into pursuant to the terms of this Agreement, (iv) with respect to the Colony Partners, to The Chase Manhattan Bank, N.A., as administrative agent, to Bankers Trust Company, as documentation agent, and to Chase Securities and BT Alex Brown Incorporated, as arrangers, pursuant to the revolving credit agreement among them or to any successor lender in connection with a replacement revolving credit agreement or similar financing and (v) with respect to either KWI Partner, in the form of a pledge to any bank, financial institution or similar Person for the purpose of securing any debt, loan, credit, credit facility, financing, guarantee or similar arrangement.

     (b) Notwithstanding any other provision of this Article 10, in the event of the death, permanent incapacity, bankruptcy or dissolution of any Limited Partner, the legal representatives or successors of such Limited Partner shall succeed to such Limited Partner's Partnership Interest and be admitted as a substitute Limited Partner. Any admission of additional Limited Partners in accordance with the provisions of Article 10 of this Agreement shall be reflected in an amendment to Schedule 1.

Section 10.3.     Effective Date of Transfers

     For financial and tax reporting purposes, every voluntary Transfer (as distinguished from the original issuance) of any Partnership Interest or portion thereof shall be deemed to have occurred as of the close of business on the day on which such Transfer shall have in fact occurred and shall have no effect prior to the close of business on such day, and every involuntary Transfer (whether by bequest, operation of law or any other method) of any Partnership Interest shall be deemed to have occurred as of the close of business on the day on which the Partnership shall have received evidence of such Transfer and shall have no effect prior to the close of business on such day.

Section 10.4.     Conditions Applicable to Transfers

     1. Compliance with Laws, etc.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any Transfer of any Partner's interest permitted by this Section 10 shall be made in full compliance with (i) all applicable statutes, laws, ordinances, rules and regulations (x) of all United States, Japanese and other Federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the Partnership and the Partnership Assets, and (y) of the jurisdiction in which any Investment Entity, or any Person organized by any Partner for the purpose of investing in any Investment, is organized, and (ii) the terms and conditions of the Investment Loans and each other contract or agreement affecting the Partnership and the Partnership Assets which such Partner consented to (the General Partner agrees to notify the Limited Partners, prior to the execution thereof, of any terms and conditions thereof which would be applicable), so that the operation of the Partnership can continue without interruption and without violation of any applicable law, or if any approval or consent is required in connection with any such Transfer, the "Responsible Partner" (hereinafter defined) shall promptly make such filing or application or obtain such approval or consent at its sole expense, and shall reimburse the Partnership for any costs or expenses (including attorneys' fees) incurred by the Partnership in connection with any filing, application, approval or consent.

     The "Responsible Partner" shall be the Partner transferring its interest in the Partnership; provided, however, that should the transferring Partner fail or refuse to perform hereunder, the General Partner, at the cost and expense of the transferring Partner, shall act as "Responsible Partner" hereunder.

     (b) Notwithstanding anything to the contrary contained in this Agreement, each Partner and each transferee of all or any part of its Partnership Interest shall at all times maintain an office or agent for the service of process in the State of New York.

     (c) Notwithstanding any provision hereof to the contrary, unless otherwise approved by the General Partner:

          (i) no Transfer of a Partnership Interest may be made to an entity exempt from Federal income tax under Code Section 501(a); and

          (ii) no Transfer of a Partnership Interest shall be permitted if it would impose fiduciary responsibility on any Partner or Related Entity under ERISA.

     Neither a Partner's request for such consent to a proposed Transfer nor the giving of such consent shall obviate the necessity of complying with the other provisions contained in this Article 10.

     (d) As a condition to any Transfer by a Partner permitted by this Article 10, the transferring Partner, at its expense, shall obtain all consents that may be required from third parties (including lenders and mortgagees), if any, or waivers thereof. At no expense to the other Partners, the other Partners shall cooperate with the transferring Partner in obtaining all such consents or waivers if they have consented to the Transfer or if their consent is not required.

     (e) Notwithstanding any provision hereof to the contrary, no Transfer shall be made pursuant to this Article 10 to any Foreign Person unless and until the transferee agrees in writing in advance of the Transfer that (i) the transferee and the Partnership shall comply with all applicable Federal, state and local laws pertaining to the acquisition, ownership or disposition of United States real property (or of directly or indirectly held interests therein) by any Foreign Person and with all Federal, state and local laws of similar import pertaining to Foreign Persons; (ii) the Partnership may comply with any and all income and other withholding obligations that may be imposed on the Partnership without regard to other provisions of this Agreement that may otherwise govern the transferee's rights to its share of Partnership income and loss and to receive distributions from the Partnership; and (iii) the transferee shall indemnify and hold the Partnership and the non-transferring Partners harmless from and against any and all expense or liability that is or may be imposed on the Partnership or the non-transferring Partners attributable to or arising out of such Transfer because of such status of the transferee. Any agreement of a transferee Partner required by this Section 10.4.1(e) shall be in such form and shall contain such additional provisions as the General Partner in the exercise of its reasonable discretion shall request as a condition precedent to such Transfer.

     2. Instruments of Transfer

     Notwithstanding anything to the contrary contained in this Agreement, no change in ownership of the Partnership Interest of any Partner shall be binding upon the other Partners or the Partnership unless and until (i) true copies of the instruments of transfer executed and delivered pursuant to or in connection with such Transfer shall have been delivered to the General Partner, (ii) the transferee shall have delivered to the General Partner an executed and acknowledged assumption agreement, in form and substance reasonably satisfactory to counsel to the Partnership, pursuant to which the transferee assumes from and after the date of the Transfer all the obligations of the transferor hereunder thereafter accruing, makes all representations, warranties and covenants as were made pursuant to Article 15 by the transferor, and agrees to be bound by all the provisions of this Agreement, (iii) the transferee shall have executed, acknowledged and delivered any instruments required under the Uniform Act or the laws of any State in which the Partnership is authorized to do business to effect such Transfer and its admission to the Partnership, and (iv) the Partnership shall have received an opinion of counsel as provided in Section
10.4.3 if the Transfer is to any person or entity that is not at the time a Partner or a Related Entity. Upon compliance with the foregoing, the transferor shall have no further obligation hereunder thereafter accruing except that the transferor shall remain primarily liable for all accrued obligations (as of the date of Transfer) of the transferor under this Agreement notwithstanding any Transfer pursuant to this Article 10.

     3. Opinion of Counsel

     (a) If a Transfer is proposed to any person or entity that is not at the time a Partner or a Related Entity, then, prior to any such Transfer, the transferor shall give a notice to the Partnership setting forth the material terms and conditions of such Transfer, the name of the proposed transferee and the name of its and/or the transferee's counsel (which counsel shall be reasonably satisfactory to counsel for the Partnership), and the following provisions shall apply:

          (i) Within ten (10) days after receipt of such notice, the General Partner shall submit to such counsel a copy of each document governing the terms of any mortgage on any portion of the Partnership Assets or any Investment Entity's Assets, or other document which the General Partner believes might be violated by the proposed Transfer. The Partnership shall cooperate with any reasonable request of such proposed transferee, the transferor or counsel to either of them, to obtain any third party consent or approval necessary to the Transfer, provided any cost or expense related thereto is paid by the transferor or the transferee.

          (ii) The General Partner shall furnish to counsel for the transferor, at the transferor's expense, such documents, information and cooperation as such counsel may reasonably request in connection with the preparation of the opinion referred to in clause (iii) below.

         (iii) There shall be delivered to the Partnership an opinion of counsel to the transferor or transferee, reasonably satisfactory in form and substance to counsel for the Partnership (but which may be limited to the information disclosed in the documents furnished to such counsel as hereinabove provided), to the effect that the proposed Transfer shall not:
     (A) result in the violation of the Securities Act of 1933, as amended, or any other applicable Federal or state laws or the order of any court having jurisdiction over the Partnership or require registration of the Partnership Interest to be transferred under the Securities Act of 1933, as amended, as then in force or the taking of any similar action under any similar Federal or state law then in force; (B) be a breach, violation or default under, or give rise to an unwaived right to accelerate any indebtedness of the Partnership, including without limitation any indebtedness under any Financing; (C) result in or create a prohibited transaction under ERISA, or cause the Partnership to become a "party in interest" as defined in Section 3(14) of ERISA, or otherwise result in the holder of any interest in the Partnership or the Assets of the Partnership or any Investment Entity being subject to the provisions of such statute;
     (D) cause the Partnership to become "publicly  traded" for purposes of Code
     Section 7704; (E) cause the allocations in this Agreement to cease to be "qualified allocations" under Code Section 514(c)(9) and the Regulations thereunder; or (F) cause the Partnership to become an investment company under the Investment Company Act of 1940, as amended.

     (b) The transferring Partner and the transferee shall pay to the Partnership and the other Partners all reasonable costs incurred by the Partnership or the other Partners as a result of such Transfer, and shall indemnify the Partnership and the other Partners (in a manner which is reasonably satisfactory to the Partnership and the other Partners) for any such costs which are or may be incurred by them thereafter as a result of such Transfer.

     4. Cooperation. The Partners and the Partnership shall cooperate with any Partner wishing to satisfy the conditions for a Transfer set forth in this
Article 10 by providing to the transferor and its counsel all information in their possession or readily obtainable by them reasonably requested by the transferor.

     5. Transferees by Operation of Law. If any party or entity acquires all or any part of a Partnership Interest in violation of this Article 10 by operation of law or judicial proceeding, the holder(s) of the affected interest shall have no right to take action under this Agreement, and the Partner whose interest was affected shall be subject to the restrictions provided in Section 10.5.

Section 10.5.     Transfers Void

     Any attempted withdrawal, sale, assignment, pledge, hypothecation, collateral assignment, transfer, encumbrance, mortgage or other disposition by, or substitution of a Partner made in violation of this Agreement shall be automatically void ab initio. Without limiting the foregoing, any direct or indirect sale, assignment, pledge, hypothecation, collateral assignment, transfer, encumbrance, mortgage or other disposition of the capital stock or other equity interest in any Partner in violation of this Agreement shall result in the Partnership Interest of such Partner (including, without limitation, its Residual Percentages), being reduced by fifty percent (50%), and the Partnership Interests of the other Partners being increased pro rata in accordance with their Residual Percentages in the aggregate by the amount of such reduction, after such Partner is given written notice of such violation by a General Partner and has not cured such violation within thirty (30) days (or such longer period as may be required to cure such violation if such Partner is using its best efforts to cure such violation) of receipt of such notice.

Section 10.6.     Sale Approved by the General Partners

     Notwithstanding anything to the contrary contained in this Agreement, the Partners irrevocably agree that if all or substantially all of the Partnership Assets are to be transferred pursuant to this Agreement or as the General Partner otherwise agrees, and the General Partner determines in its reasonable discretion, after Reasonable Consultation with KWI Limited Partner, to cause the transaction to be structured as a transfer of Partnership Interests, then each of the Partners shall take all action determined necessary by the General Partner to transfer to the purchaser its Partnership Interest free and clear of all liens and encumbrances, and shall make all representations and deliver all covenants, undertakings and instruments in connection therewith as the General Partner, shall reasonably determine for transactions of such type, provided that no Limited Partner shall be required to make any representations and warranties or deliver any covenants, undertakings or instruments other than with respect to itself and its Partnership Interest. In furtherance of the foregoing, pursuant to Article 18, each Partner irrevocably constitutes and appoints the General Partner as its attorney-in-fact to execute all instruments necessary to consummate the foregoing.

Section 10.7.     Pledge of Partnership Interests

     If required by an institutional lender of an Investment Loan or any other loans made to the Partnership, the Partners shall pledge their Partnership Interests as security for such Investment Loan and/or each such other loan.


                                   ARTICLE 11

                      SALE OF PARTNERSHIP INTERESTS AND/OR
                   PARTNERSHIP AND/OR INVESTMENT ENTITY ASSETS

[*]


[*] = redacted text

     (b) The purchase price for the Offered Assets (or, in the case of the sale of all or substantially all of the Partnership Assets, the Partnership Interests of the Offeror) shall equal (x) if the Offeree is purchasing the Offered Assets, the Offer Price or (y) if the Offeree is purchasing the Partnership Interests of the Offeror, the amount the Offeror would have been entitled to receive if the Partnership had sold the Partnership Assets for the Offer Price, and the Partnership had immediately paid all of its liabilities (including any loans made by the Partners to the Partnership, but excluding prepayment of any outstanding Investment Loans only if the Offer Terms contemplate that such Investment Loans would remain in place after such purchase and the terms of such Investment Loans would permit them to remain in place), allocated any Profits or Losses resulting from such sale and distributed the net proceeds pursuant to the provisions of Article 17 hereof. Any election to purchase the Offered Assets or the Partnership Interests of the Offeror, as the case may be, shall be made upon the Offer Terms, and shall be made in writing and accompanied by a good faith deposit to be held in escrow with an escrow agent selected by the Offeror in an amount equal to two percent (2%) of the price to be paid by the Offeree pursuant to this Section 11(b). The deposit will not be treated as a capital contribution in any respect. Notwithstanding the foregoing, if the Offeree has made Partner Default Loans to the Partnership which are then outstanding and/or Capital Contributions which have not been repaid pursuant to Article 9, and the outstanding aggregate amount of such Partner Default Loans (together with accrued interest) and Capital Contributions (including the unpaid return thereon) which have not been repaid, if any, is greater than the deposits described above, then in lieu of making such deposits, such Offeree may issue a promissory note to the Offeror in the amount of the deposits, which promissory note would be secured by their right to receive payments from the Partnership with respect to such loans and/or distributions from the Partnership with respect to such Capital Contributions. If the Offeree defaults in its obligation to purchase the Offered Assets or the Partnership Interests of the Offeror, as applicable, then the deposit made by the Offeree will be distributed to the Offeror as a special distribution. If the Offeree (i) does not so elect to purchase the Offered Assets or such Partnership Interests of the Offeror, as applicable, within the foregoing period or (ii) defaults in its obligation to purchase the Offered Assets, or the Partnership Interests of the Offeror, as applicable, Colony General Partner and KWI Limited Partner shall seek to cause the Partnership to sell all or substantially all of the Partnership Assets pursuant to Section 11(f) below.

     (c) If the Offeree elects to purchase the Offered Assets or the Partnership Interests of the Offeror, as applicable, and make the deposits as provided in clause (b) above, the closing of the purchase of the Offered Assets or such Partnership Interests, as applicable, shall take place on a date to be agreed upon by the parties (the "Closing Date"), which Closing Date shall not be more than the later of (i) one hundred twenty (120) days from the date of the Offer Notice or (ii) thirty (30) days after the closing date set forth in the Offer Terms.

     (d) On the Closing Date, the Offeror and/or the Partnership shall execute and deliver to the Offeree assignments of interest, bills of sale, instruments of conveyance, and other instruments as the Offeree may reasonably require, to give the Offeree good and clear title to all of the Offeror's right, title and interest in and to the Partnership, Partnership Interests and the Offered Assets, as applicable (provided that the Partners shall only be obligated to make representations and warranties relating to itself and its Partnership Interest), and the Offeror hereby irrevocably constitutes and appoints the Offeree its attorney-in-fact to execute, acknowledge and deliver such instruments as may be necessary or appropriate to carry out and enforce the provisions of this Article 11. On the Closing Date, the Offeree shall transfer to the Offeror in immediately available funds the amount which the Offeror is entitled to pursuant to clause (b) (which shall include all amounts necessary to repay principal and interest in full for any loans made by the Offeror to the Partnership).

     (e) In the event the Colony Partners purchase all or substantially all of the Partnership Assets or the Partnership Interests of the Offeror, as applicable, then on the closing date of such purchase, some or all rights of the KWI Partners and their Related Entities under any agreement with the Partnership may be terminated at Colony General Partner's option at no cost or expense to the Partnership or the other Partners (other than the payment of fees and reimbursement of expenses which are theretofore earned or accrued but are not yet paid or payable on such closing date in accordance with the terms of such agreements). In the event the KWI Partners purchase all or substantially all of the Partnership Assets or the Partnership Interests of the Offeror, as applicable, then on the closing date of such purchase, some or all rights of the Colony Partners and their Related Entities under any agreement with the Partnership may be terminated at KWI Limited Partner's option at no cost or expense to the Partnership or the other Partners (other than the payment of fees and reimbursement of expenses which are theretofore earned or accrued but are not yet paid or payable on such closing date in accordance with the terms of such agreements).

     (f) If the Colony Partners are the Offeree and they do not purchase the Offered Assets or the Partnership Interests of the Offeror, as applicable, within the period set forth in Section 11(b), Colony General Partner, on behalf of and at the expense of the Partnership, shall engage the services of an Investment Banking firm as Colony General Partner shall reasonably determine and shall allow one or more purchasers to make an offer for the Partnership Assets and, for a period of at least sixty (60) days following the listing of the Partnership Assets for sale, Colony General Partner shall neither accept nor reject any offers. Following the expiration of such sixty (60) day period, or such longer period as Colony General Partner and KWI Limited Partner may determine (but not to exceed one hundred eighty (180) days), Colony General Partner and KWI Limited Partner shall evaluate any and all offers to purchase the Partnership Assets and will mutually agree in good faith upon which offer(s) to accept. In the event Colony General Partner and KWI Limited Partner are unable to reach such an agreement in good faith, Colony General Partner may select the offer(s) which in Colony General Partner's reasonable judgment shall maximize the net cash proceeds to which the Partners may be entitled as compared to the other offers.

     (g) If the KWI Partners are the Offeree and they do not purchase the Offered Assets or the Partnership Interests of the Offeror, as applicable, in accordance with this Article 11, Colony General Partner may elect to seek to cause the Partnership to sell all or substantially all of the Partnership Assets to a third party pursuant to Section 11(a).


                                   ARTICLE 12

                             [INTENTIONALLY OMITTED]



                                   ARTICLE 13

                        ACCOUNTS AND RECORDS; ACCOUNTANTS

Section 13.1.     Fiscal Year

     The taxable year of the Partnership for Federal income tax purposes shall be the calendar year or such other year as may be selected by Colony General Partner in accordance with the rules of the Code.

Section 13.2.     Records

     (a) Subject to Colony General Partner's receipt of all relevant information from KWJ Management, Colony General Partner shall maintain, or cause to be maintained, complete and accurate records of all transactions of the
Partnership. Colony General Partner shall provide KWI Limited Partner with copies of such records and such other data, information and reports in such a format as KWI Limited Partner may reasonably request.

     (b) The primary books, records and accounts of the Partnership, together with an executed copy of this Partnership Agreement and any amendments hereto shall, at all times, be kept at the principal office of the Partnership and shall be open for the inspection and examination (and making copies) by the Partners or their authorized representatives during regular business hours.

Section 13.3.     Accountants; Income Tax Returns

     The accountant for the Partnership (the "Accountant") shall be chosen by Colony General Partner from among the six largest accounting firms in the United States of America on the date hereof or a successor to any thereof. The initial Accountant shall be Ernst & Young. The Accountant shall annually audit the Partnership's books and records and prepare all applicable tax returns, including any schedules or additional information reasonably required by any Partner in order to file its tax returns, all of the foregoing at the expense of the Partnership. Subject to Colony General Partner's receipt of all relevant information from KWJ Management, Colony General Partner shall provide the Accountant such information as is reasonably necessary to permit the Accountant to prepare such tax returns within seventy-five (75) days of the end of each Fiscal Year, and Colony General Partner shall timely file such tax returns, subject to its right to so file an extension. Notwithstanding the foregoing, if the KWI Partners do not agree with any item in the tax return at the time that the tax return is initially required to be filed, Colony General Partner shall file one extension to permit Colony General Partner and the KWI Partners to resolve such matter, and if Colony General Partner and the KWI Partners do not agree on such matter reasonably prior to the expiration of such extension period, after good faith efforts to so agree, then such matters shall be resolved by an accounting firm mutually agreeable to each of Colony General Partner and the KWI Partners (the "Arbitrator"). The Arbitrator shall be one of the six largest accounting firms in the United States of America on the date hereof or a successor to any thereof and shall not be the Accountant or the accounting firm regularly retained by either Colony General Partner or the KWI Partners. The reasonable costs and expenses of the Arbitrator shall be borne by the Partnership in accordance with the terms of this Agreement.



                                   ARTICLE 14

                     STATEMENTS, INFORMATION AND TAX MATTERS


Section 14.1.     Reporting

     (a) Subject to Colony General Partner's receipt of all relevant information from KWJ Management, Colony General Partner shall deliver to each Partner within seventy-five (75) days after the end of each Fiscal Year a statement with respect to the Partnership prepared or reported on by the Accountant, which statement shall include, as of the end of and for such Fiscal Year, the following:

         (i) financial statements prepared in accordance with generally accepted accounting principles, together with the Accountant's audit report thereon;

         (ii) an analysis of the Capital Contributions and the distributions and payments under Articles 5, 9 and 17; and

         (iii) the then current balances in the Capital Accounts of each Partner.

     (b) Subject to Colony General Partner's receipt of all relevant information from KWJ Management, Colony General Partner shall deliver to each Partner within sixty (60) days after the end of each Fiscal Year, unaudited financial statements for the Partnership prepared in accordance with generally accepted accounting principles.

     (c) Subject to Colony General Partner's receipt of all relevant information from KWJ Management, Colony General Partner shall deliver to the Partners within ninety (90) days from the end of each Fiscal Year any information relating to the Partnership necessary for the preparation by the Partners of their Federal and state and local income or other tax returns and shall deliver to the Partners any other information (i) promptly upon the request therefor by KWI Limited Partner or (ii) required to be furnished to the Partners by law within the time period for furnishing such information.

     (d) The cost of all such reporting shall be paid by the Partnership as a Partnership expense. Any Partner may, at any time, and at its sole expense, cause an audit of the Partnership books to be made by a certified public accountant of such Partner's own selection.

Section 14.2.     Tax Matters

     (a) Colony General Partner shall be the Tax Matters Partner, as that term is defined in Code Section 6321(a)(7), but each Partner shall otherwise be considered to have retained such rights (and obligations, if any) as are provided for under the Code with respect to any examination, proposed adjustment or proceeding relating to Partnership items. The Tax Matters Partner will give prompt notice to all Partners of any audit or other proceeding involving income tax liability of the Partnership of which the Tax Matters Partner is notified or becomes aware and shall not settle or otherwise compromise any such audit or other proceeding without the written consent of the KWI Partners.

     (b) The Tax Matters Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, provided that the Tax Matters Partner shall consult with the other General Partner prior to making any such election and the Tax Matters Partner shall make an election under Section 754 of the Code upon the request of any Partner that is a transferee of an Interest in the Partnership.

     (c) The Partnership will reimburse the Tax Matters Partner for all expenses reasonably incurred by it in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Partners.

                                   ARTICLE 15

            REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PARTNERS

Section 15.1.     Representations, Warranties and Covenants by Each Partner

     Each Partner represents and warrants to, and covenants and agrees with, the other Partners as follows:

          (a) Its Partnership Interest has been acquired under this Agreement for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Partnership Interest, and that it will not make or offer to make a transfer of its Partnership Interest in violation of the Securities Act of 1933, as amended, or any other applicable United
     States, Japanese, or other Federal or state law or the laws of any jurisdiction in which the Investment Entity, or any Person organized by any Partner for the purpose of investing in any Investment, is organized.

          (b) (i) It is not acquiring its Partnership Interest with funds of a pension plan subject to ERISA, and (ii) its acquisition of its Partnership Interest pursuant to this Agreement does not result in or create a prohibited transaction under, or result in the Partnership becoming a "party in interest" as defined in Section 3(14) of ERISA, or otherwise result in any other holder of a Partnership Interest or the Partnership Assets being subject to such statute.

          (c) (i) It is a corporation, partnership, limited liability company, trustee or individual, as indicated on the first pages of this Agreement, duly organized, validly existing and in good standing under the laws of the state of its organization, as also indicated on the first page of this Agreement, (ii) the execution, delivery, and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized and upon its execution and delivery will constitute its valid and binding agreement, enforceable in accordance with its terms and (iii) its execution and delivery of this Agreement and its performance hereunder will not conflict with, or breach or result in a default under, any laws or any agreement to which it is bound.

          (d) No consent, approval or other authorization, except for such as have been obtained or waived on or prior to the date hereof, is required in connection with the execution and delivery by such Partner of this Agreement or the performance by such Partner of its obligations hereunder.

          (e) It will be liable to the General Partner and the Limited Partners in the event that (i) it ever claims or interposes a defense, or causes the Partnership to claim or interpose a defense, that the General Partner or any of the Limited Partners, directly or indirectly, or in whole or in part, is not a Partner of, or does not possess a Partnership Interest in, the Partnership, but is a creditor of the Partnership, or (ii) it fails, or causes the Partnership to fail, to fully and completely cooperate with (or interposes a defense or seeks to avail itself of any injunction, stay or moratorium against) the General Partner or any of the Limited Partners in connection with the exercise of any remedies pursuant to this Agreement.

Section 15.2. Additional Representations, Warranties and Covenants by the KWI Partners

     KWI Limited Partner hereby further represents and warrants to the Colony Partners that the management and other personnel of KWJ Management have the necessary skill and qualifications to perform all underwriting, acquisition, asset management, servicing and related functions in respect of the Investments in performance of their obligations and responsibilities under and pursuant to this Agreement and the Management Agreements.


                                   ARTICLE 16

                                  BANK ACCOUNTS

     The Capital Contributions of the Partners and other funds of the Partnership shall be deposited in a segregated bank account or accounts in the name of the Partnership, which bank account or accounts shall be controlled solely by Colony General Partner. All withdrawals from any such accounts may be made only upon the signature of Colony General Partner by its executive officers or such other persons designated by Colony General Partner in its sole discretion. KWI Limited Partner shall cause KWJ Management to provide Colony General Partner with all support documentation required by Colony General Partner for all draws to be made on such account(s) for a particular Investment, which draws shall be subject to the prior approval of Colony General Partner. Approval of such draws shall be deemed approval of any disbursements from such account made in accordance with such draw.

                                   ARTICLE 17

                                   DISSOLUTION

Section 17.1.     Events of Dissolution

     The Partnership shall be dissolved upon the occurrence of any of the following events:

          (a) the  expiration  of the term of the  Partnership  as  provided  in
     Article 3;

          (b) a sale or other disposition of all or substantially all of the Partnership Assets and the collection of all proceeds resulting from such sale or other disposition;

          (c) (i) the filing by the Partnership of a voluntary petition for relief under Title 11 of the United States Code or any successor or amendatory provisions thereto, or (ii) ninety (90) days after the filing of an involuntary petition against the Partnership for relief under Title 11 of the United States Code or any successor or amendatory provisions thereto, or (iii) ninety (90) days after the appointment of a trustee or receiver of the Partnership or the assignment of the Partnership or any material part of the Partnership's Assets for the benefit of creditors by, of, or with respect to the Partnership, unless any such event referred to in this subsection (c)(ii) or (c)(iii) is remedied within ninety (90) days of its occurrence or unless within ninety (90) days after the occurrence of an event referred to in subsection (c)(i) or the expiration of the ninety
     (90)-day period referred to in subsection (c)(ii) or (c)(iii) Colony General Partner determines to continue the Partnership; or

          (d) the determination of Colony General Partner to dissolve the Partnership.

Section 17.2.     Liquidation of Partnership

     (a) In the event of the dissolution of the Partnership, the affairs of the Partnership shall be wound up and there shall be an orderly liquidation of the Partnership Assets, unless the Colony General Partner determines that an immediate sale of all or part of the Partnership Assets would cause undue loss to the Partners, in which event (i) the liquidation may be deferred for a reasonable time, except as to those Assets necessary to satisfy the Partnership debts, and the Partners shall be deemed to have elected to reconstitute the Partnership for such period, or (ii) all or part of the Partnership Assets may be distributed in kind, pro rata to each of the Partners, provided that each Partnership Asset which is distributed in kind shall be distributed subject to the provisions of and in the same manner as cash under the applicable provisions of this Section 17.2. If Partnership Assets are distributed in kind, the Capital Accounts of the Partners shall be adjusted to reflect the gain or loss that would have been recognized by the Partnership if those Assets had been sold for an amount equal to their fair market value at the time of distribution.

     (b) Upon any dissolution of the Partnership, the Accountants shall prepare a statement setting forth the Assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all Partners.

     (c) In the event of liquidation of the Partnership Assets, they shall be liquidated as promptly as possible, and Colony General Partner shall designate one or more of the Partners to supervise such liquidation ("Liquidating Partner"), which shall be conducted in an orderly and business-like manner so as not to involve undue sacrifice, as the Liquidating Partner shall determine in its reasonable discretion. The proceeds thereof shall be applied and distributed in the following order of priority:

         (i) for the payment of the debts and liabilities of the Partnership (in the order of priority as described in this Agreement) and any other debts and liabilities owed to the Partners and their Related Entities and the expenses of liquidation;

         (ii) to the setting up of any reserves which Colony General Partner reasonably may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. Said reserves may be paid over by the Liquidating Partner to an attorney-at-law, as escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Liquidating Partner shall deem advisable, to distribute the balance of such reserves to the Partners in proportion to the positive balances of their respective Capital Accounts; and

         (iii) thereafter, to the Partners and their successors in proportion to the positive balances of their respective Capital Accounts (after giving effect to all contributions, distributions and allocations for all periods).

     (d) No dissolution of the Partnership shall release or relieve any of the Partners of their obligations under this Agreement.

                                   ARTICLE 18

                         POWER OF ATTORNEY; RESTRICTIONS

     Each Partner hereby irrevocably constitutes and appoints Colony General Partner (or such person as Colony General Partner shall designate to act in the capacity as each Partner's trustee) as its true and lawful attorney to make, execute, acknowledge and file with respect to, for and on behalf of the
Partnership:

          (a) Such Certificates of Limited Partnership, Applications for Authority and, where applicable, Certificates of Cancellation or Certificates of Dissolution as may be required by the laws of the State of Delaware or any other jurisdiction where the same are required to be filed.

          (b) Such amendments of the certificates referred to in subsection (a) as may be required by law or otherwise pursuant to the provisions of this Agreement.

          (c) Such amendments to this Agreement and such other instruments as may be necessary or desirable pursuant to Section 10.6 hereof.

The grant of this power of attorney is irrevocable and is coupled with an interest by reason of the fact, among others, that Colony General Partner is relying and will be relying on this power as contemplated by these provisions, and will not be affected by the subsequent death, legal incompetency, disability, incapacity, bankruptcy or withdrawal of any Partner.


                                   ARTICLE 19

                              CERTAIN ERISA MATTERS

Section 19.1.     Operating Company

     Unless otherwise consented to by Colony Limited Partner, each of Colony General Partner and the KWI Partners shall use its best efforts to conduct the affairs of the Partnership in compliance with the exception for "real estate operating companies" under, or otherwise with the exception for other "operating companies" under the first sentence of paragraph (c) of, the regulations contained in 29 CFR Section 2510.3-101 or successor regulations (the "Plan Assets Regulations"). The Colony Partners agree to notify the KWI Partners promptly in the event that the Colony Partners conclude that, for purposes of the Plan Assets Regulations, any of the assets of the Colony Partners constitute or in the immediately foreseeable future will constitute the assets of any "plan" as defined in and subject to ERISA or Section 4975 of the Code. In the event of such notice, and if at or after the time of such notice the assets of the Partnership or the affected Investment Entity are likely to be deemed (then or in the immediately foreseeable future) to be the assets of such a plan, KWI Limited Partner may, in its reasonable discretion, elect to cause KWJ Management to terminate the affected Management Agreement(s), in which case KWJ Management shall be relieved of its management obligations under Article 7 in respect of the affected Investment(s).

Section 19.2.     ERISA Opinion

     If Colony Limited Partner provides to the Partnership, Colony General Partner and the KWI Partners an opinion of counsel to the effect that there is a material likelihood that the Partnership will cease to be a "real estate operating company" under, or otherwise be an "operating company" under the first sentence of paragraph (c) of, the Plan Assets Regulations, then each of Colony General Partner and the KWI Partners shall take such actions as may be necessary to cause the Partnership not to be adversely affected with respect to its status as a "real estate operating company" or otherwise as such an "operating company."


                                   ARTICLE 20

                                  MISCELLANEOUS

Section 20.1.     Recipient of Distributions

     All distributions of cash or property to be made to the Partners pursuant to the provisions of this Agreement shall be made directly to the parties entitled thereto at the addresses set forth on the first page of this Agreement, or at such other address as shall have been set forth in a notice sent pursuant the provisions of Section 20.2.

Section 20.2.     Notices, Etc.

     Any offer, acceptance, election, approval, consent, request, waiver, notice or other document (collectively, "Notice") required or permitted to be given pursuant to any provisions of this Agreement, shall be deemed duly given only when in writing, signed by or on behalf of the person giving the same, and either (i) personally delivered (with receipt acknowledged), (ii) sent by telefax (with appropriate confirmation of receipt), (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by overnight courier, addressed to the person or persons to whom such Notice is to be given, in each case at the address, telephone number and/or facsimile number set forth for such party in annexed Schedule 3, or at such other address as shall have been set forth in a Notice sent pursuant to the provisions of this Article. Notwithstanding any provision herein to the contrary, any routine reports required by this Agreement to be submitted to the Partners at specified times may be sent by first-class mail. All Notices shall be deemed given
(i) when received or receipt is refused, (ii) if delivery is by facsimile, upon confirmation of transmission, or (iii) upon failure of delivery because notice of such Partner's change of address has not been given in accordance with the terms of this Section 20.2. Any Partner may change its address and/or telephone number for the receipt of Notices at any time by giving Notice thereof to all other Partners; but no such Notice of change of address and telephone number shall be effective until received by the Partners, and any Partner which is prevented from giving any Notice pursuant hereto to any Partner on account of such Partner changing its address and/or telephone number without having given Notice thereof to all the other Partners shall nevertheless be deemed to have given such Notice in accordance with this Section 20.2 to such Partner, provided such Notice is sent to the most recent address of such Partner of which Notice has been given pursuant hereto. A copy of any Notice shall be delivered to the respective attorneys for the parties as indicated in Schedule 3 hereto, as amended from time to time.

Section 20.3.     Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

Section 20.4.     Modification, Waiver or Termination

     No amendment, modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by each party hereto, and no failure to pursue or elect any remedy or waiver with respect to any default under or breach of any provision of this Agreement shall be deemed to be a waiver of any other subsequent similar or different default, breach or provision, or of any election of remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement shall not constitute a waiver of any provision of this Agreement.

Section 20.5.     Counterparts

     This Agreement may be executed in any number of counterparts, all of which shall for all purposes constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the other parties did not execute the same counterpart.

Section 20.6.     Applicable Laws; Venue

     (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to any conflict of law or choice of law principles of such State that might apply the law of another jurisdiction. The Partners desire that such internal laws of the State of Delaware be applied to all matters regarding the relationship among the Partners and the interpretation of this Agreement, regardless of the location in which there is sitting a court, arbitrator or other tribunal before which a dispute is pending.

     (b) Each of the Partners for itself and each of its Related Entities hereby irrevocably agrees that the courts of the State of California and the Federal Courts for the Central District in the State of California shall have exclusive jurisdiction in connection with any actions or proceedings arising between the Partners and/or their Related Entities under, relating to, arising out of or in connection with this Agreement. Each of the Partners for itself and each of its Related Entities hereby irrevocably consents and submits to the jurisdiction of said courts for any such action or proceeding. Each of the Partners for itself and each of its Related Entities hereby waives the defense of an inconvenient forum to the maintenance of any such action or proceeding in said courts. In the event of any action or proceeding arising between the Partners and/or their Related Entities under, relating to, arising out of or in connection with this Agreement, the non-prevailing party or parties in such action or proceeding shall be responsible for any and all legal fees, expenses and court costs incurred by the prevailing party or parties in connection with such action or proceeding.

Section 20.7.     Captions; Exhibits

     Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof. All schedules and exhibits annexed hereto are herewith expressly made a part of this Agreement, as fully as though completely set forth herein.

Section 20.8.     Prohibition Re Partition

     The Partners each hereby waive and relinquish any and all rights they may have to cause any Partnership Assets now existing or hereafter acquired to be partitioned, it being the intention of each of the Partners to prohibit any

Partner from bringing a suit for partition against the other Partners so long as the Partnership Assets are held by the Partnership. The effect of this Section
20.8 shall be limited to a period of time measured by the life of the person last surviving all of the persons in the "Measuring Group" (hereinafter defined), plus twenty-one (21) years. The "Measuring Group" shall mean, for purposes of this Section 20.8 the partners, and all of the presently living lawful issue of the partners, as of the date hereof, of the law firm of Rogers & Wells LLP.

Section 20.9.     Certain IRS Withholding Requirements

     In the event any Partner is a Foreign Person, the Partnership and any such Partner shall comply with the terms and provisions of all Code Sections relating to the status of the Partner as a Foreign Person and shall execute and deliver to the IRS such information, returns, and statements as may be required pursuant thereto. In the event withholding is required pursuant to any Section of the Code on account of any Partner resulting from or in connection with allocations of Profits and Losses, distributions of cash flow or the disposition of the Investments or any portion thereof or any other Partnership Assets or pursuant to Code Section 1446 with respect to any Partner's share of Partnership income,
(a) any and all amounts so withheld and paid to the IRS shall be treated as a cash distribution to the Partner from whom such amounts were withheld, and (b) if the amount required to be withheld in respect of such Partner exceeds the amount of such Partner's share of, in the case of Code Section 1445, all amounts distributed from such disposition of the Investments or any portion thereof, or, in the case of Code Section 1446, any Cash Available for Distribution that is distributed to such Partner with respect to the year in question, such Partner shall promptly fund the difference between the amount of such Partner's distributive share pursuant to Article 9 and the withholding requirement (the "Withholding Funds") to the Partnership or in the event the Partnership shall fund the Withholding Funds, such Partner shall promptly reimburse the Partnership therefor.

Section 20.10.    Limitation on Rights of Others

     No person or entity other than a Partner is, nor is it intended that any such other person or entity be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other person or entity have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 20.11.    Gender; Number

     As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.

Section 20.12.    Partnership Votes

     Any reference in this Agreement to a decision to be made by the Partners shall be made by the Partners entitled, pursuant to this Agreement at the time of such decision, to participate therein in accordance with the provisions hereof.

Section 20.13.    No Broker

     KWI Limited Partner represents and warrants that it has not dealt with any broker in connection with this Agreement or the transactions contemplated hereby in such a manner as would result in a payment being owed to any person as a fee or commission in connection therewith. KWI Limited Partner agrees to indemnify, defend and hold harmless each Colony Partner and its Related Entities from all claims or damages as a result of this representation and warranty being false.

Section 20.14.    Services to Partners

     Each Partner hereby acknowledges and recognizes that the Partnership has retained, and may in the future retain, the services of various professionals, including, without limitation, general and special legal counsel, accountants, architects and engineers, for the purposes of representing and providing services to the Partnership in the investigation, analysis, acquisition, renovation, development, renting, marketing and operation of the Partnership Assets or otherwise. Each Partner hereby acknowledges that such persons or entities may have in the past represented and performed and currently and/or may in the future represent or perform services for certain of the Partners or their Related Entities. Accordingly, each Partner and the Partnership consents to the performance by such persons or entities of services for the Partnership and waives any right to claim a conflict of interest based on such past, present or future representation or services to any of the Partners or their Related Entities.

Section 20.15.    Costs

     Except as otherwise provided herein, each Partner shall bear its own costs and expenses relating to this Agreement. Notwithstanding the foregoing, each Partner's reasonable costs and expenses for negotiating and entering into this Agreement and in connection with (i) the formation of the Partnership and (ii) the preparation, review, negotiation and entering into of the Management Agreements, the Pooling Agreement, any Investment Entity Agreements and any pledge agreements, including legal fees and expenses and due diligence expenses shall be deemed to be Capital Contributions of the Partners and the Partners
shall be reimbursed for such costs and expenses pro rata on an Investment-by-Investment basis in the form of distributions made to the Partners pursuant to Article 9; provided, however, that any such costs and expenses which are incurred prior to the Partnership acquiring its first Investment shall be allocated to the first Investment.

Section 20.16.    Partnership's Right of Withholding

     Colony General Partner is hereby authorized on behalf of the Partnership at any time and from time to time, to the fullest extent permitted by law, to withhold and set aside until resolved any and all amounts owing from or payable by the Partnership to any Partner or its Related Entities against any and all obligations of such Partner or its Related Entities to the Partnership which have matured, whether now existing or hereafter arising, irrespective of whether the Partnership or its Related Entities shall have made demand on such Partner for payment of such outstanding obligation.

Section 20.17.    No KWI Partner or KWJ Management Employee Solicitation

     During the term of this Partnership and for a period of one (1) year thereafter, no Colony Partner, and no Related Entity of any Colony Partner, may directly or indirectly through another Person, without the express consent of KWI Limited Partner and KWJ Management, (i) solicit, encourage or entice any director, officer or employee (a "KWI Employee") of any KWI Partner or KWJ Management, or any Related Entity of any KWI Partner or KWJ Management (the "KWI Employer") to leave the employ of the KWI Employer, (ii) offer any position of employment to any KWI Employee or (iii) have any discussions with any KWI Employee in furtherance of any of the foregoing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership of Colony-KW Partners, L.P. as of the day and year first above written.


GENERAL PARTNER



COLONY-KW GENPAR LTD.

By:      Colony Investors III, L.P.,
         its beneficial owner

         By:  Colony Capital III, L.P.,
              its general partner

               By:      ColonyGP III, Inc.,
                        its general partner


               By:      ______________________
                        Name:
                        Title:



LIMITED PARTNERS:



COLONY-KW, L.P.                           EBISU INVESTORS I, LLC

By:  Colony-KW Genpar Ltd.,
     its general partner

     By: Colony Investors                 By:_____________________________
         III, L.P., its                      Name:
         beneficial owner                    Title:

         By:  Colony  Capital III,
              L.P., its general partner

         By:  ColonyGP III, Inc.,
              its general partner

         By:  _______________________
              Name:
              Title:

KW JAPAN INVESTMENTS, INC.

By:__________________________________
   Name:
   Title:

                                   SCHEDULE 1

                       THE PARTNERS' RESIDUAL PERCENTAGES




[*]


[*] = redacted text

                                   SCHEDULE 2

                            CONTRIBUTION PERCENTAGES


[*]


[*] = redacted text

                                   SCHEDULE 3

                         NAMES AND ADDRESSES FOR NOTICES

All notices and other communications required or permitted hereunder shall be deemed duly given only when in writing, signed by or on behalf of the person giving the same, and either (1) personally delivered (with receipt acknowledged), (ii) sent by telefax (with appropriate automatic confirmation of receipt), (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by overnight next business day courier, to the following addresses:

         Any notice to the KWI Partners shall be sent to:

                  Kennedy Wilson International
                  1270 Avenue of the Americas
                  Suite 1818
                  New York, New York  10020
                  Telefax:  (212) 218-2885
                  Attention:  Mr. Richard Mandel

         With a copy to:

                  Kennedy-Wilson Japan
                  Kojimachi M Building 5F
                  3-12-12 Kojimachi
                  Chiyoda-ku, Tokyo 102, Japan
                  Telefax:  (03) 3262, 8857
                  Attention:  Mr. Ryosuke Homma

         Any notice to the Colony Partners shall be sent to:

                  Colony Capital
                  1999 Avenue of the Stars
                  Los Angeles, California  90067
                  Telefax:  (310) 282-8813
                  Attention:  John C. Brady
                              Mark M. Hedstrom

         With a copies to:

                  Colony Capital, Inc.
                  201 Main Street, Suite 2420
                  Fort Worth, Texas 76102
                  Telefax:  (817) 871-4088
                  Attention:  Richard A. Ekleberry, Esq.

                  Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York  10166
                  Telefax:  (212) 878-8375

                 Attention:  Craig S. Medwick, Esq.



or such other address as any party hereto shall have specified by notice in writing to the other parties hereto. All such notices and communications shall be deemed given, (i) when received or receipt refused, (ii) if given by telefax, when transmitted to the telefax number specified above and confirmation of transmission is received, or (iii) upon failure of delivery because notice of such Partner's change of address has not been given in accordance with the terms of Section 20.2 of the Agreement.

                                    EXHIBIT A

                          FORM OF MANAGEMENT AGREEMENT

                                    EXHIBIT B

                        FORM OF MASTER POOLING AGREEMENT

                                   EXHIBIT C-1

[*]


[*] = redacted text

                                 EXHIBIT C-2


[*]


[*] = redacted text

                                TABLE OF CONTENTS


Article and Section Number                                                  Page


RECITALS 2


ARTICLE 1.....................................................................

ARTICLE 2.....................................................................

         2.1. Name and Principal Office.......................................
         2.2. Purpose.........................................................
         2.3. Statutory Compliance............................................

ARTICLE 3.....................................................................

ARTICLE 4.....................................................................

         4.1. General Partner.................................................
         4.2. Limited Partners................................................
         4.3. Other Business Ventures of the Partners.........................

ARTICLE 5.....................................................................

         5.1. Capital Contributions of the Partners...........................
         5.2. Investment Contributions........................................
         5.3. Default Contributions; Adjustments..............................
         5.4. Capital Accounts................................................
         5.5. Negative Capital Accounts.......................................
         5.6. Return of Capital; No Interest..................................
         5.7. Residual Interests..............................................
         5.8. Management Fees and Reimbursements;.............................

ARTICLE 6.....................................................................

ARTICLE 7.....................................................................

         7.1. Power and Authority of the General Partner......................
         7.2. Management of the Partnership...................................
         7.3. Investment Entities.............................................
         7.4. Operating Plan and Partnership Budget...........................
         7.5. Services of Related Entities of the KWI.........................
         7.6. Exclusivity; Alternative Investments............................
         7.7. Related Entities................................................
         7.8. Compensation to the Partners....................................
         7.9. Exculpation and Indemnification.................................

ARTICLE 8.....................................................................

         8.1. Profits and Losses..............................................
         8.2. Mandatory Allocations...........................................
         8.3. Other Allocation Rules..........................................
         8.4. Tax Allocations.................................................

ARTICLE 9.....................................................................

         9.1. Distributions from Cash Flow....................................
         9.2. Partner Default Loans; Unreturned...............................
         9.3. Pooled Investments..............................................
         9.4. Partners' Tax Liability.........................................

ARTICLE 10....................................................................

         10.1. Prohibited Transfers...........................................
         10.2. Permitted Transfers by All Partners............................
         10.3. Effective Date of Transfers....................................
         10.4. Conditions Applicable to Transfers.............................
         10.5. Transfers Void.................................................
         10.6. Sale Approved by the General Partners..........................
         10.7. Pledge of Partnership Interests................................

ARTICLE 11....................................................................

ARTICLE 12....................................................................

ARTICLE 13....................................................................

         13.1. Fiscal Year....................................................
         13.2. Records........................................................
         13.3. Accountants; Income Tax Returns................................

ARTICLE 14....................................................................

         14.1. Reporting......................................................
         14.2. Tax Matters....................................................

ARTICLE 15....................................................................

         15.1. Representations, Warranties and................................
         15.2. Additional Representations, Warranties and.....................

ARTICLE 16....................................................................

ARTICLE 17....................................................................

         17.1. Events of Dissolution..........................................
         17.2. Liquidation of Partnership.....................................

ARTICLE 18....................................................................

ARTICLE 19....................................................................

         19.1. Operating Company..............................................
         19.2. ERISA Opinion..................................................

ARTICLE 20....................................................................

         20.1. Recipient of Distributions.....................................
         20.2. Notices, Etc...................................................
         20.3. Binding Effect.................................................
         20.4. Modification, Waiver or Termination............................
         20.5. Counterparts...................................................
         20.6. Applicable Laws; Venue.........................................
         20.7. Captions; Exhibits.............................................
         20.8. Prohibition Re Partition.......................................
         20.9. Certain IRS Withholding Requirements...........................
         20.10. Limitation on Rights of Others................................
         20.11. Gender; Number................................................
         20.12. Partnership Votes.............................................
         20.13. No Broker.....................................................
         20.14. Services to Partners..........................................
         20.15. Costs.........................................................
         20.16. Partnership's Right of Withholding............................
         20.17. No KWI Partner or KWJ Management Employee Solicitation........


Exhibits

A.       Form of Management Agreement
B.       Form of Master Pooling Agreement
C-1.     Initial Operating Plan
C-2.     Initial Partnership Budget


Schedules

1.       The Partners' Residual Percentages
2.       Contribution Percentages
3.       Names and Addresses for Notices